                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         INDEPENDENT BANK CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                     [INDEPENDENT BANK CORPORATION LOGO]




March 14, 1997



Dear Shareholder:

     We invite you to attend the 1997 Annual Meeting of Shareholders. This year's meeting will be held on Tuesday, April 15, 1997, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.

     In a continuing effort to reduce production costs, we have incorporated many of the traditional elements of our annual report, including our audited financial statements, in an appendix to this Proxy Statement. For your convenient reference, a table of contents is located on page A-1.

     It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

Sincerely,



/s/ Charles C. Van Loan

Charles C. Van Loan
President and
Chief Executive Officer

                          INDEPENDENT BANK CORPORATION

                              230 WEST MAIN STREET
                             IONIA, MICHIGAN 48846




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held April 15, 1997


     The Annual Meeting of Shareholders of Independent Bank Corporation will be held at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846, on Tuesday, April 15, 1997, at 3:00 p.m. (local time) for the following purposes:

     1. To elect two Directors to the Board of Directors to serve three-year terms expiring in 2000.

     2. To consider and vote upon a proposal to make an additional 100,000 shares of the Company's common stock available for issuance under the Non-employee Director Stock Option Plan.

     3. To consider and vote upon a proposal to make an additional 125,000 shares of the Company's common stock available for issuance under the Employee Stock Option Plan.

     4. To consider and vote upon a proposal to make an additional 100,000 shares of the Company's common stock available for issuance under the Incentive Share Grant Plan.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record as shown by the transfer books of the Company at the close of business on February 14, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, please sign the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

                                  By order of the Board of Directors,


                                  /s/ William R. Kohls

                                  William R. Kohls
                                  Secretary


Dated: March 14, 1997

                          INDEPENDENT BANK CORPORATION

                              230 WEST MAIN STREET
                             IONIA, MICHIGAN 48846



                                PROXY STATEMENT

                                 MARCH 14, 1997

     This Proxy Statement is furnished in connection with the solicitation, beginning approximately March 14, 1997, by the Board of Directors of Independent Bank Corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, April 15, 1997, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.

     If the form of the Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such Proxy. If no choice is specified, the shares represented by the Proxy will be voted for the election of directors listed as nominees and for the proposals to make additional shares of the Company's common stock available for issuance under various compensation plans as more fully described in this Proxy Statement.

     A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a Proxy.

                       VOTING SECURITIES AND RECORD DATE

     As of February 14, 1997, the record date for the Annual Meeting, the Company had issued and outstanding 2,885,903 shares of common stock, par value $1.00 per share ("Common Stock"). Shareholders are entitled to one vote for each share of Common Stock registered in their names at the close of business on the record date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.

     As of February 14, 1997, no person was known by Management to be the beneficial owner of more than 5% of the Common Stock, except as follows:

                                                     AMOUNT AND
                                                     NATURE OF   APPROXIMATE
                         NAME AND ADDRESS OF         BENEFICIAL    PERCENT
     TITLE OF CLASS        BENEFICIAL OWNER          OWNERSHIP    OF CLASS
     -----------------------------------------------------------------------
     Common Stock,    Independent Bank Corporation     146,309       5.07%
     $1 par value     Employee Stock Ownership
                      Trust, 230 West Main Street
                      Ionia, Michigan 48846


     The Employee Stock Ownership Trust ("ESOT") holds shares of Common Stock pursuant to the terms of the Company's Employee Stock Ownership Plan ("ESOP"). Firstar Trust Company administers the ESOP and serves as the sole trustee of the ESOT. The trustee has investment power with respect to the shares of Common Stock held by the ESOT. To the extent that the participants in the ESOP do not direct the trustee as to the manner of voting the shares allocated to their account, the trustee also has voting power with respect to such shares. The trustee disclaims any beneficial ownership of the shares of Common Stock held by the ESOT.

                             ELECTION OF DIRECTORS

        The Bylaws of the Company permit the Board of Directors to establish the size of the Board from three to fifteen members. The current Board has fixed the size of the Board at seven members. All directorships possible under the Company's Bylaws are not being filled because the Board believes that under the present circumstances, a Board of seven persons is adequate to manage the affairs of the Company.

        The Company's Articles of Incorporation provide that the Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Robert J. Leppink and Arch V. Wright, Jr., are nominees for election to serve three-year terms expiring in 2000. Additional information on these nominees is set forth in the following pages of this Proxy Statement.

     The Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable to serve, which is not now contemplated, the Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.

     In addition to the nominees for director, each director whose term will continue after the meeting is named on the following page. Each nominee and director owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names. The stock ownership information and the information relating to each nominee's and director's age, principal occupation or employment for the past five years has been furnished to the Company as of February 14, 1997, by the respective nominees and directors.

     A plurality of the votes cast at the Annual Meeting of Shareholders is required to elect the nominees as directors. Accordingly, at this year's meeting, the two individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote or otherwise, will not be treated as votes cast at the meeting. The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

                                                                                 AMOUNT AND
                                                                                 NATURE OF
                                                                                 BENEFICIAL                        PERCENT OF
                                                                                 OWNERSHIP (1)                     OUTSTANDING
-----------------------------------------------------------------------------------------------------------------------------------
NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2000
----------------------------------------------
Robert J. Leppink (age 64)                                                           14,690                               .50%
  Mr. Leppink is the President of Leppink's, Inc. (retail grocer).
  He became a Director in 1980.

Arch V. Wright, Jr. (age 64)                                                         16,275                                .56
  Mr. Wright is the President of Charlevoix Development Company
  (real estate development). He became a Director in 1974.

DIRECTORS WHOSE TERMS EXPIRE IN 1998
------------------------------------
Charles A. Palmer (age 52)                                                           18,144                                .62
  Mr. Palmer is an attorney and a professor of law at Cooley School of Law. He became a Director in 1991.

Charles C. Van Loan (age 49)                                                         39,217(2)                            1.34
  Mr. Van Loan is the President and Chief Executive Officer of
  Independent Bank Corporation. He became a Director in 1992.

DIRECTORS WHOSE TERMS EXPIRE IN 1999
------------------------------------
Keith E. Bazaire (age 58)                                                               705                                .02
    Mr. Bazaire is the President of Carter's Food Center, Inc.
    (retail grocer). He became a Director in 1996.

Terry L. Haske (age 48)                                                               2,215(3)                             .08
    Mr. Haske is a partner in Ricker & Haske, CPAs, P.C.
    He became a Director in 1996.

Thomas F. Kohn (age 64)                                                                 882                                .03
   Mr. Kohn is the Chief Executive Officer of Belco Industries, Inc.
   (manufacturer). He became a Director in 1995.

(1) Except as described in the following notes, each nominee owns the shares directly and has sole voting and investment power or shares voting and investment power with his spouse under joint ownership. Includes shares of common stock that are issuable under options exercisable within 60 days.

(2) Includes 5,543 shares allocated to Mr. Van Loan's account under the ESOT. Also includes 4,707 shares held by Mr. Van Loan's dependent children.

(3) Includes 861 shares owned jointly with Mr. Haske's father with respect to which Mr. Haske shares voting and investment power.

     There are no family relationships between or among the directors, nominees or executive officers of the Company. The Board of Directors had seven meetings in 1996. During 1996, all directors attended at least 75% of the aggregate number of meetings of the Board and the Board committees on which they served. In addition to the audit and personnel committees, the Board has a corporate development committee.

     The audit committee (consisting of directors Haske, Kohn and Palmer) met twice in 1996 to select independent public accountants and discuss financial matters with such independent accountants; review internal audit reports and Management's responses thereto; and review and discuss other pertinent financial, accounting, audit, and policy matters with Management.

     The personnel committee (consisting of directors Bazaire, Haske, Leppink, Palmer and Wright) met once in 1996 to review and make recommendations to the Board relating to remuneration, including benefit plans, to be paid to the Company's directors and officers.

     The corporate development committee (consisting of directors Bazaire, Kohn and Leppink) met once in 1996 to consider and approve candidates to serve as directors of the Company's subsidiary banks. Although Management's nominees to serve as directors of the Company have been selected from individuals serving as directors of the Banks, the committee will consider qualified individuals who are recommended by shareholders. Written recommendations of individuals for Board nomination may be forwarded to the Company's secretary and must be received on or before December 22, 1997, for consideration as nominees at the 1998 Annual Meeting of Shareholders.

     Directors of the Company who are not employees of the Company or any of its subsidiaries receive monthly fees of $600 in addition to an annual retainer of $8,500. However, no director is paid for any regular meeting from which he is absent after he has missed two regular Board meetings during the year. Directors are not compensated for committee meetings. Pursuant to the Non-Employee Director Stock Option Plan, each of the directors (except Mr. Van
Loan) is granted an option to purchase shares of Common Stock at its current market value each year during the term of the plan.

     One of the Company's directors participates in a deferred compensation plan in lieu of current payment of director fees. The plan was adopted by the Company in 1985 and provides for retirement and death benefits to be paid to the participating director by the Company over a minimum of fifteen years. The Company is the owner and beneficiary of life insurance policies which are structured to fund the Company's obligations under the terms of the plan.

                      PROPOSED AMENDMENT TO THE COMPANY'S
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     In 1992, the Board of Directors adopted, and the shareholders approved, the Independent Bank Corporation Non-employee Director Stock Option Plan (the "Plan"). The Plan provides for the grant of options to non-employee directors of the Company to provide them with additional incentive to manage the Company effectively and to provide a form of compensation that will attract and retain highly qualified individuals to serve as members of the Company's Board of Directors. A total of 35,000 shares (38,588 shares as adjusted for subsequent stock dividends) were reserved for issuance under the Plan. As of March 14, 1997, 4,830 shares were available for issuance under the Plan.

     On February 20, 1997, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to make an additional 100,000 shares of Common Stock available for issuance under the Plan. The Board adopted this amendment to ensure that non-employee directors will continue to be able to acquire Common Stock under the terms of the Plan. The Board believes that the continued availability of this opportunity to acquire Common Stock is important to attract and retain qualified persons to serve on the Board and to provide them with additional incentive to perform in the best interests of the Company and its shareholders.

     At the Annual Meeting, the Company's shareholders are being requested to consider and approve this amendment. The following paragraphs describe the principle features of the Plan, as amended.

DESCRIPTION OF THE PLAN

     The Plan is administered by a committee designated by the Board (the "Committee") which must consist of not less than three directors, each of whom is required to be a "non-employee director," as defined in Rule 16b-3 of the Securities Exchange Act of 1934.


     Directors of the Company who are neither contractual nor common law employees of the Company or any of its subsidiaries are eligible to participate in the Plan. As of the date of this Proxy Statement, six members of the Board of Directors are entitled to the grant of options under the Plan.

     No director may be granted options to purchase in excess of 20 percent of the total number of shares authorized for grant under the Plan. The option price is required to equal the fair market value of the shares on the date of grant. Options are not exercisable until 12 months after the date of grant and expire 5 years thereafter. The option price is payable upon exercise in cash, in shares of Common Stock previously owned by the optionee, through the withholding of shares issuable upon exercise, or by a combination of the foregoing. The Plan provides that the "fair market value" per share of Common Stock is the closing price of the stock as quoted on the Nasdaq National Market. The closing sale price of the Common Stock as quoted in the Nasdaq National Market on March 3, 1997, was $36.50 per share.

     All options granted under the Plan will be nonstatutory stock options, evidenced by an agreement between the Company and each director. Upon the exercise of an option, the Company may issue new shares or reissue shares repurchased by the Company. As originally approved by the Company's shareholders, the Plan provided for the annual grant of an option to each non-employee director to purchase 1,000 shares of the Company's Common Stock as of the last business day of April of each year. Following the recent changes to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the Board amended the Plan to eliminate the automatic annual grant, and in lieu thereof granted the Committee the discretion to grant options to the Company's non-employee directors, subject to the terms and conditions of the Plan. Generally, options granted under the terms of the Plan may be transferred only by will or according to the laws of descent and distribution. However, options may be transferred without consideration to certain Permitted Transferees, which includes a spouse, children, or grandchildren of a participant (an "Immediate Family Member"), a trust or trusts for the exclusive benefit of such Immediate Family Member, or a partnership or limited liability company whose only partners or members are Immediate Family Members. Options may be exercised only by an optionee or a Permitted Transferee during the optionee's lifetime.

     The Board of Directors may amend the Plan with respect to shares which, at the time, are not subject to option, provided that the Plan cannot be amended without shareholder approval if the amendment would increase the maximum number of shares of Common Stock which may be made subject to the Plan, increase the maximum number of shares which may be optioned to any one non-employee director, materially increase the benefits accruing to option holders under the Plan, decrease the price at which options may be granted, or permit the granting of options under the Plan after April 21, 2002.

FEDERAL INCOME TAX CONSEQUENCES

     All options granted under the Plan are nonstatutory options, and are therefore not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Optionees will not recognize taxable income at the time they receive option grants under the Plan. However, upon exercise, the difference between the fair market value of the shares at the time of exercise and the option price generally will be treated as ordinary income to the optionee. If ordinary income is recognized, the Company will be entitled to a deduction equal to the optionee's ordinary income.

     The rules governing the tax treatment of options and stock acquired upon the exercise of options are technical. Accordingly, the above description is necessarily general in nature and does not purport to be complete. Also, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

                     *        *        *        *        *

     The affirmative vote of a majority of the outstanding Common Stock represented and voted at the Annual Meeting is required to approve the adoption of the amendment to the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Please note that the Proxy will be voted FOR the approval of the adoption of the amendment to the Plan if no contrary direction is made on the card. Votes will be counted by inspectors of election appointed by the presiding officer at the Annual Meeting.

     The Board of Directors recommends a vote FOR the approval of the adoption of the amendment to the Plan.

                      PROPOSED AMENDMENT TO THE COMPANY'S
                           EMPLOYEE STOCK OPTION PLAN

     In 1992, the Board of Directors adopted, and the shareholders approved, the Independent Bank Corporation Employee Stock Option Plan (the "Plan"). The Plan provides for the grant of options to employees of the Company or any subsidiary who are determined to be key employees. The purpose of the Plan is to encourage stock ownership by such employees and to provide them with an additional incentive to contribute to the success of the Company and to encourage them to remain in the Company's employ. A total of 90,000 shares (99,225 shares as adjusted for subsequent stock dividends) were reserved for issuance under the Plan. As of March 14, 1997, 12,126 shares were available for issuance under the Plan.

     On February 20, 1997, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to make an additional 125,000 shares of Common Stock available for issuance under the Plan. The Board adopted this amend-ment to ensure that management employees will continue to be able to acquire Commmon Stock under the Plan. The Board believes that the availability of an opportunity to purchase Common Stock is important to attract and retain key personnel and that stock ownership provides an important long-term incentive to manage the affairs of the Company in the best interests of its shareholders.

     At the Annual Meeting, the Company's shareholders are being requested to consider and approve this amendment. The following paragraphs summarize the principle features of the Plan, as amended.

DESCRIPTION OF THE PLAN

     The Plan is administered by a committee of the Board of Directors (the "Committee") which is required to consist of not less than two members of the Board, each of whom is required to be a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934. The Committee determines the employees of the Company who are to be granted options, the number of shares subject to each option, and such other matters as are specified in the Plan.

     Options granted under the Plan may be incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs, as identified by the Committee. The primary distinctions between ISOs and non-ISOs are set forth under the caption "Federal Income Tax Consequences" below. Each option is evidenced by written agreement containing such terms and conditions as may be established by the Committee. Nothing contained in the Plan or any agreement executed pursuant to the Plan confers upon any participant the right to continue in the employ of the Company or obligates the Company to retain the participant in its employ for any period.

     Each option agreement provides for the number of shares to which it pertains. The option price, set forth in each option agreement, must equal 100 percent of the "fair market value" of the shares on the date the option is granted, except that the option price of any ISO granted to an employee who owns more than 10 percent of the outstanding Common Stock must be 110 percent of the fair market value of the Common Stock. The Plan provides that the "fair market value" per share of Common Stock is the closing price of the stock as quoted on the Nasdaq National Market. The closing sale price of the Common Stock as quoted in the Nasdaq National Market on March 3, 1997, was $36.50 per share.

     No employee may be granted options to purchase in excess of 10 percent of the total number of shares authorized for grant under the Plan. Options are not exercisable until the expiration of 12 months after the date of grant and expire 5 years thereafter. The option price is payable upon exercise in cash, in shares of Common Stock already owned by the optionee, through the withholding of shares otherwise issuable upon exercise of the option, or a combination of the foregoing. Options may be exercised in any order regardless of the date of grant or the existence of any other outstanding stock option.

     In general, options are exercisable only during an optionee's employment with the Company. Following termination of employment for reasons other than retirement, death, or disability, options must be exercised within a period of three months following termination of employment. In order to maintain the special tax effects of ISOs, such options must be exercised on or before the expiration of three months from the date of termination of employment, except for termination of employment due to permanent and total disability, in which case the exercise period may be extended to one year following the date of termination of employment. Generally, options granted under the terms of the Plan may be transferred only by will or according to the laws of descent and distribution. However, options may be transferred without consideration to certain Permitted Transferees, which includes a spouse, children, or grandchildren of a participant (an "Immediate Family Member"), a trust or trusts for the exclusive benefit of such Immediate Family Member, or a partnership or limited liability company whose only partners or members are Immediate Family Members. Options may be exercised only by an optionee or a Permitted Transferee during the optionee's lifetime.

     The Plan also provides for the grant of limited stock appreciation rights, whereby each option granted under the Plan includes a stock appreciation right ("SAR") which is exercisable in the event a person acquires 25 percent or more of the outstanding Common Stock or as a result of a merger or consolidation, in which the Company is not the surviving corporation, or upon the sale of all or substantially all of the Company's assets. A SAR entitles optionees to surrender the related option or portion thereof and to receive from the Company an amount equal to the excess of the fair market value of the surrendered options over the option exercise price.

     The Board of Directors may amend or terminate the Plan with respect to shares which, at the time, are not subject to option, provided that the Plan cannot be amended without shareholder approval if the amendment would increase the maximum number of shares of Common Stock which may be made subject to the Plan, increase the maximum number of shares which may be optioned to any one employee, change the designation of the class of employees eligible to receive options, materially increase the benefits accruing to option holders under the Plan, decrease the price at which options may be granted, remove the administration of the Plan from the Committee or permit the granting of options under the Plan after April 21, 2002.

FEDERAL INCOME TAX CONSEQUENCES

        The grant of options under the Plan will not result in the recognition of income to recipients. The exercise of options that are not designated as ISOs, however, will result in ordinary income recognition at the time of exercise. The amount of ordinary income will be the difference between the fair market value of the shares at the time the option is exercised and the option price. The Company will be entitled to a deduction equal to the amount of an optionee's ordinary income. Tax consequences to optionees of non-ISOs arise again at the time shares are sold. If the shares have been held for more than one year prior to sale, a gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

     The tax treatment of ISOs is somewhat different. In general, recipients of ISOs do not recognize taxable income at the time of grant or at the time of exercise. Further, if the shares acquired as a result of the exercise of an ISO are disposed of more than two years after the date the option was granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition is entitled to capital gain treatment. As a result, no deduction will be allowable to the Company in connection with either the grant nor the exercise of an ISO, except in the case of a "disqualifying disposition." A disqualifying disposition occurs if an optionee disposes of shares acquired pursuant to the exercise of an ISO before the expiration of one year after the date of exercise or two years after the date of grant. As a result of a disqualifying disposition, an optionee will, in general, recognize ordinary income equal to the lesser of (a) the sale price of the shares sold minus the option price, or (b) the fair market value of the shares at the time of exercise minus the option price. The Company will be entitled to a deduction equal to the amount of the optionee's ordinary income.

     The rules governing the tax treatment of options and stock acquired upon the exercise of options are technical. Accordingly, the above description is necessarily general in nature and does not purport to be complete. Also, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

                     *        *        *        *        *

     The affirmative vote of a majority of the outstanding Common Stock represented and voted at the Annual Meeting is required to approve the adoption of the amendment to the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Please note that the Proxy will be voted FOR the approval of the adoption of the amendment to the Plan if no contrary direction is made on the card. Votes will be counted by inspectors of election appointed by the presiding officer at the Annual Meeting.

     The Board of Directors recommends a vote FOR the approval of the adoption of the amendment to the Plan.

                      PROPOSED AMENDMENT TO THE COMPANY'S
                           INCENTIVE SHARE GRANT PLAN

     The Board of Directors of the Company has approved, subject to shareholder approval, an amendment to the Independent Bank Corporation Incentive Share Grant Plan (the "Plan") to make an additional 100,000 shares of Common Stock available for issuance under the Plan. A total of 150,000 shares (165,375 shares as adjusted for subsequent stock dividends) were reserved for issuance under the Plan. As of March 14, 1997, 10,468 shares were available for issuance under the Plan.

DESCRIPTION OF THE PLAN

     Shares are granted under the Plan in lieu of cash compensation otherwise payable under the Company's Management Incentive Compensation Plan. The Committee responsible for administering this Plan may elect, in its sole discretion, to grant shares of Common Stock in lieu of the payment of all or a portion of the cash bonus payable under the Company's Management Incentive Compensation Plan. The fair market value of the shares granted must be equal to twice the value of that portion of the cash bonus for which payment is not made due to the stock grant.

     Under the terms of the Plan, the shares are subject to transfer restrictions and, except in certain circumstances, forfeiture upon termination of employment. These restrictions lapse over a period of 5 years at a rate of 20 percent of the granted shares per year. The unvested shares are subject to forfeiture if a participant terminates employment for reasons other than death, disability or a change in control of the Company and, directly or indirectly, competes with the Company in the financial services industry during the period over which the restrictions lapse. The Plan provides for accelerated vesting of all shares granted under the Plan immediately upon termination of employment by reason of death, disability, or a change in control of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     Shares of Common Stock granted under the Plan are deemed property subject to substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code (the "Code"). Unless an election is made under Section 83(b) of the

     Code, stock grant recipients are taxed at ordinary rates on the fair market value of the shares of Common Stock as to which such restrictions on transfer lapse at the time such restrictions lapse, whether or not the shares are sold at such time. Any further gain or loss on subsequent disposition of the shares is taxed as a long-term or short-term capital gain or loss.

     If an election is made under Section 83(b) of the Code, the recipient is taxed at ordinary rates on the fair market value of the total shares of Common Stock subject to grant at the time of grant. Any gain or loss thereafter is treated as long-term or short-term capital gain. If the shares subject to any stock grant are forfeited or reacquired by the Company pursuant to the terms of the Plan, the recipient is not entitled to a deduction for any income previously recognized as a result of the recipient's Section 83(b) election.

     The Company is entitled to tax deductions to the extent and in the year that ordinary income is recognized by the participant.

     The rules governing the tax treatment of stock acquired pursuant to the Plan are technical; accordingly, the above description is necessarily general in nature and does not purport to be complete. Also, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.


                     *        *        *        *        *


     The affirmative vote of a majority of the outstanding Common Stock represented and voted at the Annual Meeting is required to approve the adoption of the amendment to the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Please note that the Proxy will be voted FOR the approval of the adoption of the amendment to the Plan if no contrary direction is made on the card. Votes will be counted by inspectors of election appointed by the presiding officer at the Annual Meeting.

     The Board of Directors recommends a vote FOR the approval of the adoption of the amendment to the Plan.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks, only) and the Nasdaq Bank Stocks Index for the five-year period ended December 31, 1996. The following information is based on an investment of $100 on January 1, 1992, in the Common Stock, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested.

                            TOTAL SHAREHOLDER RETURN

                                    [CHART]

                                                                       DECEMBER 31,
                                              -----------------------------------------------------
                                                 1991     1992     1993     1994     1995     1996
---------------------------------------------------------------------------------------------------
Independent Bank Corporation..............     $100.00  $175.29  $190.15  $234.11  $287.40  $397.91
The Nasdaq Stock Market...................      100.00   116.38   133.59   130.59   184.67   227.16
Nasdaq Bank Stocks........................      100.00   145.55   165.99   165.38   246.32   325.60

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Company's ability to create shareholder wealth is predicated on its ability to attract and retain qualified executives and senior managers. The Board of Directors, therefore, believes that the Company's compensation policies and practices must: 1) provide incentives and rewards for superior performance; 2) align the interests of its executive officers and senior managers with the interests of its shareholders, and; 3) provide executive officers and senior managers with the opportunity to accumulate wealth that is commensurate with increases in the value of the Common Stock.

COMPENSATION STRATEGY

     Consistent with these objectives and based on a compensation review by nationally recognized compensation consultants, the Board of Directors adopted a "pay-for-performance" compensation strategy in 1991. The strategy seeks to maintain an optimum balance among three principal components of total compensation, as follows:

     BASE SALARY--Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of executive officers and senior managers at approximately 95% of the level established by the Company's peers.

     Annually, the Personnel Committee (the "Committee") recommends a base salary for the President and Chief Executive Officer for consideration by the entire Board of Directors. The Committee's recommendation is based upon compensation levels established by the Company's peers and the Committee's evaluation of the relevant factors that are described above. The base salaries of the Presidents of each of the Banks are determined in a similar manner by the Company's President and Chief Executive Officer and the Bank's respective board of directors. The base salaries of other executive officers are established by the Company's President and Chief Executive Officer.

     ANNUAL CASH INCENTIVE--To provide performance incentives and to compensate for the below-peer base salary, the strategy provides for annual cash awards that are payable if the Company and the Banks meet or exceed annual performance objectives established by the Board of Directors. Assuming "target performance" is achieved under the Management Incentive Compensation Plan described below, the Board intends that aggregate annual cash compensation (the total of base salary and annual cash incentive) will equal approximately 105% of peer level.

     LONG-TERM INCENTIVES--To align the interests of its executive officers and senior managers with the Company's shareholders, the Board's compensation strategy provides for equity-based compensation plans, including the Employee Stock Ownership Plan, Incentive Share Grant Plan and Employee Stock Option Plan described below. Each of the Company's compensation plans has been adopted by the Board of Directors, and the Incentive Share Grant Plan and the Employee Stock Option Plan have been approved by the Company's shareholders. Such plans are, however, administered by the Committee. The Committee consists of Directors Bazaire, Leppink and Palmer, each of whom is a non-employee Director of the Company.

COMPENSATION PLANS

     Pursuant to the MANAGEMENT INCENTIVE COMPENSATION PLAN, the Board of Directors establishes annual performance levels as follows: 1) threshold represents the performance level which must be achieved before any incentive awards are granted; 2) target performance is defined as the desired level of performance in view of all relevant factors, as discussed below, and; 3) maximum represents that which reflects outstanding performance.

     The principal factors considered by the Board in determination of these performance levels include peer performance and investment community expectations for return on equity and earnings per common share for the Company, as well as similar expectations for its competitors in the financial services industry. Corresponding performance levels are established for each of the Banks.

     In addition to the objective earnings goals for the Company and the Banks, cash payments pursuant to this plan may also be subject to certain pre-determined individual goals. Such individual goals may be objective or subjective in nature. The individual performance component is, however, limited to 20% of the total incentive formula for the Company's executive officers and the Bank Presidents.

     For the Chief Executive Officer, cash payments made pursuant to this plan may range from 20% to 50% of base salary. For other executive officers and the Bank Presidents, such cash payments may range from 15% to 35% of their base salary. For the year ended December 31, 1996, the Company attained record earnings and the Company's executive officers and the Bank Presidents were eligible for cash awards that ranged from 25.4% to 50.0% of their respective base salaries.

     The INCENTIVE SHARE GRANT PLAN provides that the Committee, in its sole discretion, may grant to the participants, shares of Common Stock in lieu of the cash incentives payable pursuant to the Management Incentive Compensation Plan. The market value of such incentive shares at the date of the grant must equal twice the amount of the cash incentive otherwise payable. For the year ended December 31, 1996, the Committee granted the executive officers 16,301 shares of Common Stock under the terms of this plan.

     Shares issued pursuant to the plan are subject to restrictions as to transferability and risks of forfeiture. Such restrictions and risks lapse in respect to 20% of the shares on the date of grant and 20% on each of the succeeding anniversaries of the grant. Participation in this plan is limited to the Company's executive officers and the Bank Presidents. Because the executives' interest in the stock vests over time, the plan provides incentives for these individuals to remain in the Company's employ and to manage the affairs of the Company in the best interests of the shareholders.

     The EMPLOYEE STOCK OPTION PLAN is intended to provide the Company's executive officers and senior managers with additional long-term incentives to manage the affairs of the Company in the best interests of its shareholders. On April 16, 1996, the Board of Directors granted options to purchase 20,938 shares of Common Stock to 19 executive officers and senior managers of the Company and the Banks. Each of the options provides the recipient the right to purchase 1,102 shares of Common Stock at $27.14 per share, the market price of the Common Stock as of the date of the grant. Such options are restricted as to transferability and expire 5 years after the date of grant. Since the plan was adopted in 1992, the Board of Directors has granted options to purchase 88,200 shares of Common Stock to 20 participants.

     The EMPLOYEE STOCK OWNERSHIP PLAN provides substantially all full-time employees with an equity interest in the Company. Contributions to the ESOP are determined annually and are subject to the approval of the Board of Directors. Contributions for the year ended December 31, 1996, were equal to 6% of the base wage for each of the approximately 355 participants in the ESOP.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Charles C. Van Loan has served as the Company's Chief Executive Officer since December 16, 1992. Prior to that time, Mr. Van Loan served as the President and Chief Operating Officer of the Company and as the President and Chief Executive Officer of Independent Bank.

     Consistent with the Company's existing policies and practices, the Committee reviewed available compensation data from the Company's peers and evaluated Mr. Van Loan's contributions to the Company's success as well as his experience and expertise. On the basis of its evaluation, the Committee recommended for consideration by the full Board of Directors a base salary of $185,000. As a result of the Company's record earnings, relative to the goals established pursuant to the Management Incentive Compensation Plan, Mr. Van Loan's cash incentive for 1996 totaled $92,500, all of which was paid in the form of Common Stock pursuant to the Incentive Share Grant Plan.


        KEITH E. BAZAIRE       ROBERT J. LEPPINK       CHARLES A. PALMER

                       SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock by the Company's Chief Executive Officer and the four highest paid executive officers of the Company or the Banks ("Named Executives") and by all directors and executive officers as a group as of February 14, 1997.

                                               AMOUNT AND
                                                NATURE OF
                                               BENEFICIAL          PERCENT OF
NAME                                           OWNERSHIP (1)       OUTSTANDING
--------------------------------------------------------------------------------
Charles C. Van Loan                             39,217 (2)               1.34%
Jeffrey A. Bratsburg                            31,160 (3)               1.07
Edward B. Swanson                               18,882                    .65
Michael M. Magee                                10,937                    .37
Ronald L. Long                                   7,851                    .27

All executive officers and directors           307,669 (4)              10.54
as a group (consisting of 12 persons)


(1) In addition to shares held directly or under joint ownership with their spouse, beneficial ownership includes shares that are issuable under options exercisable within 60 days, shares that are restricted and subject to forfeiture pursuant to the Incentive Share Grant Plan and shares that are allocated to their accounts as participants in the ESOP.

(2)  Includes shares held by Mr. Van Loan's dependent children.

(3) Includes shares held by Mr. Bratsburg's wife with respect to which Mr. Bratsburg disclaims beneficial ownership.

(4) Includes shares held by the ESOT. Beneficial ownership is disclaimed as to 135,430 shares, including 127,349 shares which are held by the ESOT.


                           SUMMARY COMPENSATION TABLE

The following table sets forth compensation received by the Named Executives for each of the three years ended December 31, 1996.


                                                                                            LONG-TERM
                                                                                       COMPENSATION AWARDS
                                                             ANNUAL             ---------------------------------            ALL
                                                          COMPENSATION          RESTRICTED             SECURITIES           OTHER
                                                          ------------             STOCK               UNDERLYING          COMPEN-
NAME & PRINCIPAL POSITION                  YEAR             SALARY(1)            AWARDS(2)             OPTIONS (#)        SATION(3)
------------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan,                        1996             $185,000             $185,000                1,102            $16,650
 President and Chief                        1995              170,000              170,000                1,102             14,515
 Executive Officer                          1994              145,000              110,214                1,102             10,150

Jeffrey A. Bratsburg,                       1996             $121,500             $ 85,050                1,102            $10,935
 President and CEO of                       1995              112,500               78,750                1,102             10,125
 Independent Bank West Michigan             1994              105,000               65,104                1,102              7,350

Edward B. Swanson,                          1996             $120,000             $ 84,000                1,102            $10,800
 President and CEO of                       1995              112,500               78,750                1,102             10,125
 Independent Bank South Michigan            1994              105,000               44,350                1,102              7,350

Michael M. Magee                            1996             $120,000             $ 84,000                1,102            $10,800
 President and CEO of                       1995              105,000               73,500                1,102              9,450
 Independent Bank                           1994               92,000               57,044                1,102              6,440

Ronald L. Long                              1996             $104,000             $ 52,834                1,102            $ 9,360
 President and CEO of                       1995               92,000               46,258                1,102              8,280
 Independent Bank East Michigan             1994               80,000               33,938                1,102              5,600


(1) Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Code.

(2)  Amounts represent the aggregate value of restricted shares of Common
     Stock (based on the closing price of the stock on the date of grant) issued to the Named Executives for the designated year under the Company's Incentive Share Grant Plan. The 1996 award of restricted shares was based on the closing price of $33.50 per share on January 20, 1997. The Plan provides that the Personnel Committee may, at its sole discretion, grant shares of restricted stock in lieu of cash bonuses payable under the Company's Management Incentive Compensation Plan. The aggregate fair market value of the shares granted to each participant must equal twice the value of the amount otherwise payable in cash. The shares are subject to restrictions on transfer and conditions of forfeiture which lapse over a period of five years at an annual rate of 20% of the granted shares, subject to earlier termination of those restrictions and conditions upon death, disability or a change in control of the Company. The Named Executives have no right to such restricted shares, except voting rights and the right to all dividends or other distributions paid to holders of the Common Stock. As of December 31, 1996, the Named Executives held shares of restricted stock in the following aggregate amounts and values (based on the closing price of the Common Stock on December 31, 1996, which equaled $34.00): Mr. Van Loan - 11,818 shares ($401,812); Mr. Bratsburg - 5,849 shares ($198,866); Mr. Swanson - 5,355 shares ($182,070); Mr. Magee - 5,352 shares ($181,968); and Mr. Long - 2,981 shares ($101,354).

(3) Amounts represent Company contributions to the Employee Deferred Compensation Plan [401(k)] and Employee Stock Ownership Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in these plans.

                             OPTION GRANTS IN 1996

     The following table provides information on options granted to the Named Executives during the year ended December 31, 1996.



                                                        INDIVIDUAL GRANTS
                           -------------------------------------------------------------------------------------
                                 NUMBER OF              PERCENT OF TOTAL       EXERCISE OR                             GRANT DATE
                           SECURITIES UNDERLYING       OPTIONS GRANTED TO       BASE PRICE          EXPIRATION          PRESENT
NAME                          OPTIONS GRANTED (1)       EMPLOYEES IN 1996      (PER SHARE) (2)         DATE             VALUE (3)
---------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                 1,102                     5.26%               $27.14          April 16, 2001           $5,092
Jeffrey A. Bratsburg                1,102                     5.26                 27.14          April 16, 2001            5,092
Edward B. Swanson                   1,102                     5.26                 27.14          April 16, 2001            5,092
Michael M. Magee                    1,102                     5.26                 27.14          April 16, 2001            5,092
Ronald L. Long                      1,102                     5.26                 27.14          April 16, 2001            5,092


(1) Indicates number of shares which may be purchased pursuant to options granted under the Company's Employee Stock Option Plan on April 16, 1996. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant. Each option contains a limited stock appreciation right which becomes exercisable: (1) if any person acquires 25% or more of the outstanding Common Stock; (2) prior to a merger or consolidation in which the Company will not survive; or (3) upon the sale of substantially all of the Company's assets.

(2) The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.

(3) The values reflect application of the Black-Scholes option pricing model. The assumptions employed were expected volatility of .1637492, risk-free rate of return of 6.48%, dividend yield of 3.65% and time to exercise of five years.

                   AGGREGATED STOCK OPTION EXERCISES IN 1996
                           AND YEAR END OPTION VALUES

     The following table provides information on the value of unexercised options held by the Named Executives at December 31, 1996. Options were first granted to employees in 1992, following the adoption of the Employee Stock Option Plan at the Company's 1992 Annual Meeting of Shareholders. Options representing 2,204 shares of Common Stock were exercised in 1996.

                                                           NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                           SHARES                                UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS (1)
                          ACQUIRED            VALUE        -------------------------------      ---------------------------------
NAME                     ON EXERCISE        REALIZED        EXERCISABLE     UNEXERCISABLE       EXERCISABLE         UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                                            4,410           1,102              $69,190              $7,560
Jeffrey A. Bratsburg                                           4,410           1,102               69,190               7,560
Edward B. Swanson                                              4,410           1,102               69,190               7,560
Michael M. Magee                                               1,102           1,102               12,485               7,560
Ronald L. Long              1,102            $9,660            2,205           1,102               29,970               7,560

(1) The value of unexercised options is based on the difference between the closing price of the Common Stock on December 31, 1996 ($34.00) and the exercise prices of the options.

                       TRANSACTIONS INVOLVING MANAGEMENT

    Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 1996. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features. Such loans totaled $3,944,000 at December 31, 1996, equal to 7.61% of shareholders' equity.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than 10% of its Common Stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each Director and Executive Officer, all of the required reports were filed by such persons during 1996, except as follows: A report of change in beneficial ownership covering the sale of Common Stock by his daughter was filed late by Mr. Van Loan and a report of change in beneficial ownership covering the purchase of 9.25% Cumulative Trust Preferred Securities was filed late by Mr. Bazaire. In addition, Mr. Leppink filed one late report covering the disposition of shares held by a partnership of which Mr. Leppink is a partner.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions. The Board of Directors has not yet selected independent accountants for 1997. It is expected that KPMG Peat Marwick LLP will be selected within the next two months to serve as the independent accountants for 1997.

                             SHAREHOLDER PROPOSALS

     Article VIII of the Company's Articles of Incorporation contains certain procedural requirements applicable for shareholder nominations of persons to be elected as directors of the Company. A copy of the Company's Articles of Incorporation has been filed with the Securities and Exchange Commission and can be obtained from its Public Reference Section or the Company. Any other shareholder proposal to be considered by the Company for inclusion in the 1998 Annual Meeting of Shareholders proxy material must be received by the Company not later than December 22, 1997.

                                    GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegraph or in person. The Company has retained the services of Corporate Investor Communications, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicit proxies from these institutions. The cost of such services is expected to total approximately $4,000, plus reasonable out of pocket expenses.

     As of the date of this proxy statement, Management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.



                                        By order of the Board of Directors,

                                        /s/ William R. Kohls

                                        William R. Kohls
                                        Secretary

Dated: March 14, 1997

                                    APPENDIX

            Independent Bank Corporation is a bank holding company with total assets of $889 million and a market capitalization of approximately $116 million. Its four subsidiary banks principally serve rural and suburban communities located across Michigan's lower peninsula.

            The Banks emphasize service and convenience as the principal means of competing in the delivery of financial services. Accordingly, the Company's community banking philosophy vests discretion and authority in the Banks' management while providing financial incentives to align the interests of such managers with those of its shareholders.

            To support the Banks' service and sales efforts, while providing the internal controls that are consistent with its decentralized structure, the Company has centralized common operations and provides administrative and operational services to the Banks.





      CONTENTS

      Management's Discussion and Analysis...........................  A-2

      Selected Consolidated Financial Data........................... A-11

      Independent Auditor's Report................................... A-12

      Consolidated Financial Statements.............................. A-13

      Notes to Consolidated Financial Statements..................... A-18

      Quarterly Data................................................. A-31

      Shareholder Information........................................ A-32

      Executive Officers & Directors................................. A-32

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

     Management's discussion and analysis of financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in such forward-looking statements.

     The following section presents additional information to assess the financial condition and results of operations of the Company and the Banks. This section should be read in conjunction with the consolidated financial statements and supplemental financial data contained in this appendix.

     ACQUISITIONS AND FINANCING. Consistent with Management's goal to maintain profitable financial leverage, the Company acquired North Bank Corporation ("NBC") effective May 31, 1996, and on December 13, 1996, one of the Banks purchased eight offices from First of America Bank - Michigan N.A. (the "FoA Branches"). These acquisitions (the "1996 Acquisitions") were financed with an unsecured credit facility (the "Credit Facility") and the issuance of cumulative trust preferred securities. The 1996 Acquisitions and related financing will continue to have a material impact on the Company's financial condition and results of operation.

     NBC was acquired in exchange for cash consideration totaling $15.8 million. On the effective date of the transaction (the "NBC Acquisition"), NBC's assets and shareholders' equity totaled $152.0 million and $9.5 million, respectively, and the Company recorded goodwill totaling $7.5 million. NBC's sole banking subsidiary, North Bank, was subsequently consolidated with one of the Banks.

     The FoA Branches are located in communities that are contiguous to markets served by the acquiring Bank. On the date of the transaction (the "FoA Purchase"), the FoA Branches had deposits and loans totaling $121.9 million and $22.1 million, respectively, and the Bank recorded intangible assets of approximately $8.8 million. Real and personal property associated with the FoA Branches was purchased at net book value totaling $1.3 million.

     The Credit Facility consisted of a $10 million term loan that requires quarterly principal payments of $500,000 and a $7 million revolving credit agreement. Unpaid principal balances at December 31, 1996, totaled $9.0 million and $5.0 million, respectively.

     On December 18, 1996, IBC Capital Finance, a trust subsidiary of the Company, issued $17.25 million of 9.25% Cumulative Trust Preferred Securities ("Preferred Securities"). Net proceeds have been used by the Company to fund a capital contribution to one of the Banks in conjunction with the FoA Purchase and for other corporate purposes. In addition, the transaction will assist the Company in maintaining a Tier 1 capital ratio in excess of 5%. (See "Capital resources.")

                             RESULTS OF OPERATIONS

     SUMMARY OF RESULTS. Net income totaled $7,852,000 in 1996. The 15.3% increase from $6,810,000 in 1995 represents the thirteenth consecutive increase in the Company's annual earnings. A year earlier, net income increased by 12.9% from $6,031,000 in 1994.

     These increases in net income principally reflect increases in net interest income that have accompanied the growth in average earning assets. In addition to the NBC Acquisition, the Banks' balance sheet management strategies that combine effective loan origination efforts with disciplined funding strategies have provided an opportunity to profitably deploy capital (See "Deposits and borrowings" and "Asset/liability management.") Net gains on the sale of real estate mortgage loans have also contributed to the increases in net income. Increases in net interest income and net gains on the sale of real estate mortgage loans were, however, partially offset by increases in non-interest expense, the provision for loan losses and federal income taxes.

KEY PERFORMANCE RATIOS                                 YEAR ENDED DECEMBER 31,
                                                       1996      1995     1994
--------------------------------------------------------------------------------
Net income to
  Average equity...................................... 15.74%    15.59%   15.22%
  Average assets......................................  1.11      1.25     1.25
Income per common share............................... $2.72     $2.38    $2.09


     The increase in the Company's return on average equity, relative to its return on average assets, reflects Management's efforts to maintain or enhance financial leverage. As a result of the NBC Acquisition and the Banks' balance sheet management strategies, the Company's leverage ratio (average assets divided by average shareholders' equity) increased to 14.18 during 1996, compared to 12.44 and 12.16 during 1995 and 1994, respectively. The leverage ratio further increased to 17.14 at December 31, 1996, as a result of the FoA Purchase.

     NET INTEREST INCOME. Increases in tax equivalent net interest income are the result of increases in average earning assets. Tax equivalent net interest income increased by 23.3% to $35,779,000 during 1996 and by 10.7% to $29,008,000 in 1995 from $26,205,000 in 1994. Average earning assets increased by 29.5% to $664,718,000 in 1996 and by 15.1% to $513,377,000 in 1995 from
$445,971,000 in 1994.

     The Banks' balance sheet management strategies and the NBC Acquisition each account for approximately 50% of the $151,341,000 increase in average earning assets in 1996. (See "Deposits and borrowings.") The FoA Purchase did not, however, have a material impact on average earning assets. Approximately 90% of the $67,406,000 increase in average earning assets in 1995 can be attributed to the Banks' balance sheet management strategies.

                                              1996                              1995                               1994
AVERAGE                            -----------------------------------------------------------------------------------------------
BALANCES AND TAX                   AVERAGE             YIELD/        AVERAGE             YIELD/         AVERAGE             YIELD/
EQUIVALENT RATES                   BALANCE   INTEREST   COST         BALANCE   INTEREST   COST          BALANCE   INTEREST   COST
----------------------------------------------------------------------------------------------------------------------------------
                                                                       (dollars in thousands)
ASSETS
   Loans-all domestic(1,2).....    $510,434  $49,478     9.69%       $382,644   $37,654    9.84%        $294,968   $28,936    9.81%
   Taxable securities..........     100,945    6,710     6.65          93,064     5,919    6.36          108,905     6,537    6.00
   Tax-exempt securities(2)....      39,393    3,433     8.72          31,516     2,914    9.25           29,763     2,857    9.60
   Other investments...........      13,946      971     6.96           6,153       421    6.84           12,335       460    3.73
                                   --------  -------                 --------  --------                 --------  --------
     Interest earning assets...     664,718   60,592     9.12         513,377    46,908    9.14          445,971    38,790    8.70
                                             -------                           --------                           --------
   Cash and due from banks.....      21,573                            16,091                             14,359
   Other assets, net...........      21,038                            14,115                             21,491
                                   --------                          --------                           --------
       Total assets............    $707,329                          $543,583                           $481,821
                                   ========                          ========                           ========
LIABILITIES
   Savings and NOW.............    $250,977    6,116     2.44        $217,721     5,515    2.53         $213,590     4,819    2.26
   Time deposits...............     187,117   10,022     5.36         141,292     6,955    4.92          150,036     6,273    4.18
   Long-term debt..............       4,875      335     6.87                                              2,195       120    5.47
   Other borrowings............     144,703    8,340     5.76          89,048     5,430    6.10           28,481     1,373    4.82
                                   --------  -------                 --------  --------                 --------  --------
     Interest bearing
       liabilities.............     587,672   24,813     4.22         448,061    17,900    4.00          394,302    12,585    3.19
                                             -------                           --------                           --------
   Demand deposits.............      61,161                            46,539                             41,910
   Other liabilities...........       8,597                             5,296                              5,989
   Shareholders' equity........      49,899                            43,687                             39,620
                                   --------                          --------                           --------
       Total liabilities and
         shareholders' equity      $707,329                          $543,583                           $481,821
                                   ========                          ========                           ========

       Net interest income.....              $35,779                            $29,008                           $ 26,205
                                             =======                            =======                           ========

       Net interest income
         as a percent of
         earning assets........                          5.38%                             5.65%                              5.88%
                                                         ====                              ====                               ====


(1) Interest on loans includes net origination fees totaling $3,331,000, $2,702,000 and $2,590,000 in 1996, 1995 and 1994, respectively.

(2) Interest on tax-exempt securities has been adjusted to reflect preferential taxation. The adjustment assumes a marginal tax rate of 34%. For purposes of analysis, tax-exempt loans are included in tax-exempt securities.




     Tax equivalent net interest income declined to 5.38% of average earning assets during 1996 from 5.65% and 5.88% in 1995 and 1994, respectively. In addition to the cost of other borrowings utilized to implement the Banks' balance sheet management strategies, the decrease in tax equivalent net interest income as a percent of average earning assets during 1996 reflects the NBC Acquisition and the cost of the Credit Facility.

CHANGE IN TAX EQUIVLENT                                    1996 COMPARED TO 1995                 1995 COMPARED TO 1994
NET INTEREST INCOME                                      VOLUME      RATE       NET         VOLUME       RATE         NET
---------------------------------------------------------------------------------------------------------------------------
                                                                               (in thousands)
Increase (decrease) in interest income(1)
  Loans-all domestic................................    $12,395     $(571)    $11,824      $ 8,627     $    91     $ 8,718
  Taxable securities................................        516       275         791         (991)        373        (618)
  Tax-exempt securities(2)..........................        695      (176)        519          165        (108)         57
  Other investments.................................        542         8         550         (303)        264         (39)
                                                        -------------------------------------------------------------------
    Total interest income...........................     14,148      (464)     13,684        7,498         620       8,118
                                                        -------------------------------------------------------------------
Increase (decrease) in interest expense(1)
  Savings and NOW...................................        817      (216)        601           95         601         696
  Time deposits.....................................      2,412       655       3,067         (382)      1,064         682
  Long-term debt....................................        335                   335         (120)                   (120)
  Other borrowings..................................      3,223      (313)      2,910        3,594         463       4,057
                                                        -------------------------------------------------------------------
    Total interest expense..........................      6,787       126       6,913        3,187       2,128       5,315
                                                        -------------------------------------------------------------------
       Net interest income..........................    $ 7,361     $(590)    $ 6,771      $ 4,311     $(1,508)    $ 2,803
                                                        ===================================================================


(1) The change in interest due to changes in both balance and rate has been allocated to change due to balance and change due to rate in proportion to the relationship of the absolute dollar amounts of change in each.

(2) Interest on tax exempt securities has been adjusted to reflect preferential taxation. The adjustment assumes a marginal tax rate of 34%.


     Increases in loans as a percent of average earning assets partially offset the decline in tax equivalent net interest income as a percent of average earning assets. Loans were equal to 76.8% of average earning assets in 1996 compared to 74.5% and 66.1% in 1995 and 1994. Management anticipates that cash proceeds from the FoA Purchase, pending complete deployment into higher yielding loans, as well as distributions paid on the Preferred Securities will depress tax equivalent net interest income as a percent of average earning assets in future accounting periods.

COMPOSITION OF AVERAGE EARNING ASSETS                                                          YEAR ENDED DECEMBER 31,
AND INTEREST PAYING LIABILITIES                                                               1996      1995      1994
-----------------------------------------------------------------------------------------------------------------------
As a percent of average earning assets
  Loans-all domestic......................................................................   76.79%    74.53%    66.14%
  Other earning assets....................................................................   23.21     25.47     33.86
                                                                                            --------------------------
      Average earning assets..............................................................  100.00%   100.00%   100.00%
                                                                                            ==========================
  Savings and NOW.........................................................................   37.76%    42.41%    47.89%
  Time deposits...........................................................................   28.15     27.52     33.64
  Other borrowings and long-term debt.....................................................   22.50     17.35      6.88
                                                                                            --------------------------
      Average interest bearing liabilities................................................   88.41%    87.28%    88.41%
                                                                                            ==========================

Earning asset ratio.......................................................................   93.98%    94.44%    92.56%
Free-funds ratio..........................................................................   11.59     12.72     11.59


     PROVISION FOR LOAN LOSSES. In addition to a subjective analysis of general and local economic conditions, Management's assessment of the allowance for loan losses is based upon the aggregate amount and composition of the Banks' loan portfolios, a systematic review of specific credits, historical loss experience as well as the absolute level of non-performing and impaired loans. (See "Loan portfolios.")

     The provision for loan losses totaled $1,233,000 in 1996 compared to $636,000 in 1995 and $473,000 in 1994. Increases in the provision for loan losses during both years partially reflect increases in the Banks' loan portfolios. The application of Management's allocation methodology to NBC's loan portfolio further contributed to the increase in the provision for loan losses during 1996.

     NON-INTEREST INCOME. Non-interest income totaled $5,552,000 in 1996. The 47% increase from $3,766,000 in 1995 reflects a $1,143,000 increase in net gains on the sale of real estate mortgage loans. Increases in service charges on deposit accounts and other non-interest income that principally relate to the NBC Acquisition also contributed to the increase in non-interest income. A year earlier, an increase in net gains on the sale of real estate mortgage loans accounted for approximately 72% of the $665,000 increase in non-interest income. Management anticipates that the 1996 Acquisitions will contribute to increases in service charges on deposit accounts and other non-interest income during the coming year.

NON-INTEREST INCOME                                                          YEAR ENDED DECEMBER 31,
                                                                          1996        1995          1994
------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts.................................  $2,267,000   $1,919,000    $1,892,000
Net gains (losses) on asset sales
  Real estate mortgage loans........................................   1,871,000      728,000       249,000
  Securities........................................................    (162,000)    (120,000)     (174,000)
Real estate mortgage loan servicing.................................     412,000      371,000       335,000
PrimeVest commissions...............................................     103,000       73,000       120,000
Other...............................................................   1,061,000      795,000       679,000
                                                                      -------------------------------------
     Total non-interest income......................................  $5,552,000   $3,766,000    $3,101,000
                                                                      =====================================


     Net gains on the sale of real estate mortgage loans totaled $1,871,000 in 1996 compared to $728,000 and $249,000 in 1995 and 1994, respectively. Management attributes a substantial portion of the increase in such net gains to favorable economic and competitive conditions as well as increases in aggregate loans sold. Management estimates, however, that approximately 45% of the $1,143,000 increase during 1996 reflects the implementation of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS #122"), as well as an increase in the sale of servicing rights and an increase in the origination and sale of loans underwritten pursuant to government guarantees.




NET GAINS ON THE SALE OF REAL ESTATE                                         YEAR ENDED DECEMBER 31,
MORTGAGE LOANS                                                            1996        1995          1994
------------------------------------------------------------------------------------------------------------
Real estate mortgage loans originated.............................   $227,600,000  $163,500,000  $97,800,000
Real estate mortgage loan sales...................................    108,700,000    52,000,000   38,100,000
Real estate mortgage loan servicing rights sold...................     37,900,000    19,700,000    1,500,000
Net gains on the sale of real estate mortgage loans...............      1,871,000       728,000      249,000
Net gains as a percent of real estate mortgage loan sales.........           1.72%         1.40%        0.65%



     The Banks' balance sheet management strategies are largely dependent upon the ability to fund rate-sensitive loans with non-deposit sources of funds. (See "Asset/liability management.") Accordingly, the Banks continue to retain the majority of such rate-sensitive real estate mortgage loans and sell the majority of fixed-rate obligations. Consequently, the volume of loans sold is dependent upon consumer demand for fixed-rate loans as well as the Banks' ability to sustain or increase the origination of real estate mortgage loans. Net gains are further subject to economic and competitive factors as well as the ability to effectively manage the Banks' exposure to changes in interest rates.

     The Banks have historically retained servicing rights on real estate mortgage loans sold to maintain customer relationships. During 1996, however, the Banks sold the related servicing rights on loans totaling $37,900,000 compared to $19,700,000 and $1,500,000 in 1995 and 1994, respectively. The majority of these loans represent loans underwritten pursuant to government guarantees and loans that have been originated in markets that are not served by the Banks' branch networks. Accordingly, the sale of such servicing rights will depend on the ability of the Banks to generate such loans.

     Net losses on the sale of securities available for sale equaled $162,000 in 1996 compared to $120,000 and $174,000 in 1995 and 1994, respectively. Future gains and losses will be dependent upon the Banks' asset/liability management needs as well as the slope of the yield curve, the level of interest rates and other pertinent factors. (See "Asset/liability management.")

     NON-INTEREST EXPENSE. Non-interest expense totaled $27,861,000 in 1996 compared to $21,702,000 in 1995 and $19,503,000 in 1994. The $6,159,000
increase during 1996 principally reflects the impact of the NBC Acquisition as well as an increase in salaries and benefits, including performance-based compensation. A year earlier, an increase in salaries and benefits accounted for the majority of the $2,199,000 increase in total non-interest expense. Reductions in deposit insurance assessments, however, partially offset the increase in non-interest expense during both 1996 and 1995.

NON-INTEREST EXPENSE                                                               YEAR ENDED DECEMBER 31,
                                                                            1996           1995            1994
----------------------------------------------------------------------------------------------------------------------
Salaries.............................................................  $10,280,000     $ 8,005,000     $ 7,817,000
Performance-based compensation and benefits..........................    3,106,000       2,351,000       1,052,000
Other benefits.......................................................    2,299,000       1,807,000       1,693,000
                                                                       -------------------------------------------
   Salaries and benefits.............................................   15,685,000      12,163,000      10,562,000
Occupancy, net.......................................................    2,042,000       1,548,000       1,392,000
Furniture and fixtures...............................................    1,864,000       1,345,000       1,248,000
Loan and collection..................................................      663,000       1,030,000         626,000
Deposit insurance....................................................       92,000         499,000         966,000
Other................................................................    7,515,000       5,117,000       4,709,000
                                                                       -------------------------------------------
    Total non-interest expense.......................................  $27,861,000     $21,702,000     $19,503,000
                                                                       ===========================================



     The Company and the Banks maintain compensation policies and practices that provide incentives for superior performance and align the interests of its officers and employees with those of the Company's shareholders. In addition to annual cash performance awards and commissions related to the origination of real estate mortgage loans, such incentive compensation plans include equity-based plans such as the Employee Stock Ownership Plan, the Employee Stock Option Plan and the Incentive Share Grant Plan. Increases in performance-based compensation accounted for 21.4% of the $3,522,000 increase in salaries and benefits during 1996. A year earlier, performance-based compensation accounted for 81% of the $1,601,000 increase in total compensation.

     The NBC Acquisition also had a substantial impact on salaries and benefits as well as total non-interest expense. Management estimates that the NBC Acquisition accounts for approximately 35% of the increase in salaries and benefits and approximately 45% of the increase in total non-interest expense. Further, Management anticipates that the 1996 Acquisitions, including the amortization of intangible assets, will contribute to increases in salaries and benefits as well as total non-interest expense during future accounting periods.

     Costs associated with new branch facilities, a write down of other real estate as well as the introduction of the "EZ Money" check card and related ATM conversion have also contributed to the increase in non-interest expense during 1996. Costs associated with new loan production offices contributed to increases in occupancy, furniture and fixtures and other non-interest expense during 1995. A provision for environmental remediation costs, as estimated by environmental engineers, associated with foreclosed properties contributed approximately $200,000 to the increase in non-interest expense during 1995.

                              FINANCIAL CONDITION

     SUMMARY. Total assets increased by 51% to $888.6 million at December 31, 1996, from $590.1 million a year earlier. While the 1996 Acquisitions account for more than 85% of the $298.5 million increase, the Banks' balance sheet management efforts continue to make an important contribution to the Company's growth.

     In addition to proceeds from the sale or maturity of securities, the Banks have relied on other borrowings to fund the increase in Portfolio Loans. The use of such non-deposit funds, principally advances from the Federal Home Loan Bank (the "FHLB"), complements the Banks' relatively stable base of core deposits and may further Management's efforts to limit the Banks' exposure to changes in interest rates. (See "Deposits and borrowings.") FHLB advances totaled $111.0 million and $103.0 million at December 31, 1996 and 1995, respectively.

     SECURITIES. The Banks maintain diversified securities portfolios that include obligations of the U.S. Treasury and government-sponsored agencies as well as securities issued by states and political subdivisions, corporate notes and mortgage-backed securities. Management continually evaluates the Banks' asset/liability management needs and attempts to maintain a portfolio structure that provides sufficient liquidity and cash flow.

     Securities available for sale are carried at fair value and unrealized gains and losses, after consideration of applicable taxes, are recognized as a separate component of shareholders' equity. Management has the intent and the Banks have the ability to hold other securities to maturity. These securities are carried at amortized cost without adjustment for unrealized gains and losses.

SECURITIES                                     AMORTIZED              UNREALIZED              FAIR
                                                 COST            GAINS        LOSSES          VALUE
----------------------------------------------------------------------------------------------------------
Securities Available for Sale
  December 31, 1996......................... $135,290,000     $1,870,000     $308,000     $136,852,000
  December 31, 1995.........................   86,471,000      1,538,000      456,000       87,553,000

Securities Held to Maturity
  December 31, 1996.........................  $26,754,000       $929,000      $38,000      $27,645,000
  December 31, 1995.........................   27,906,000      1,157,000       32,000       29,031,000


     The Banks sold securities available for sale with an aggregate market value of $18,145,000, in 1996 compared to $14,054,000 and $28,384,000 in 1995 and 1994, respectively. The Banks realized net losses of $162,000 in 1996 compared to $120,000 and $174,000 in 1995 and 1994, respectively, on such sales.

     LOAN PORTFOLIOS. Management believes that the stable and diversified economies of the Banks' principal lending markets provide attractive lending opportunities. In addition to the communities served by the Banks' branch networks and loan production offices, the principal lending markets include nearby communities and metropolitan areas. Subject to established underwriting criteria, the Banks also participate in commercial lending transactions with certain non-affiliated banks and purchase real estate mortgage loans from third-party originators.

LOAN PORTFOLIO COMPOSITION                                                                DECEMBER 31,
                                                                                    1996              1995
----------------------------------------------------------------------------------------------------------------
Real estate
  Residential first mortgages..........................................        $275,660,000       $211,690,000
  Residential home equity and other junior mortgages...................          35,673,000         19,733,000
  Construction and land development....................................          49,017,000         29,328,000
  Other................................................................          92,253,000         56,675,000
Consumer...............................................................          90,284,000         64,821,000
Commercial.............................................................          45,013,000         23,403,000
Agricultural...........................................................          21,804,000         12,394,000
                                                                               -------------------------------
       Total loans.....................................................        $609,704,000       $418,044,000
                                                                               ===============================


     Loans, excluding loans held for sale ("Portfolio Loans"), increased to $609.7 million at December 31, 1996, from $418.0 million a year earlier. Management attributes approximately 55% of the $191.7 million increase in Portfolio Loans to the impact of the 1996 Acquisitions.

     Management believes that the Company's decentralized structure provides the Banks with important advantages in serving the credit needs of its principal lending markets. Although the Management and Board of Directors of each Bank retain authority and responsibility for all credit decisions, each of the Banks has adopted uniform underwriting standards. The Company's loan committee and the centralization of credit services promote compliance with established underwriting standards. The Company's centralized credit services, which include credit analysis and commercial loan review, provide additional internal controls that are consistent with the needs of a decentralized organization. The centralization of retail loan services further provides for consistent service quality and facilitates compliance with applicable consumer protection laws and regulations.

NON-PERFORMING ASSETS                                                                              DECEMBER 31,
                                                                                         1996        1995          1994
------------------------------------------------------------------------------------------------------------------------
Non-accrual loans................................................................   $1,711,000    $1,886,000  $2,052,000
Loans 90 days or more past due and still accruing interest.......................    1,994,000       427,000     254,000
Restructured loans...............................................................      197,000       247,000     528,000
                                                                                    ------------------------------------
  Total non-performing loans.....................................................    3,902,000     2,560,000   2,834,000
Other real estate................................................................      730,000       760,000   1,381,000
                                                                                    ------------------------------------
        Total non-performing assets..............................................   $4,632,000    $3,320,000  $4,215,000
                                                                                    ====================================
As a percent of total loans
  Non-performing loans...........................................................         0.64%         0.61%       0.84%
  Non-performing assets..........................................................         0.76          0.79        1.25

     The 1996 Acquisitions account for the $1,342,000 increase in non-performing loans to $3,902,000 at December 31, 1996. Non-performing loans associated with these transactions totaled approximately $1,485,000 at December 31, 1996. The decline in non-performing assets during 1995, to $3,320,000 at December 31, 1995, from $4,215,000 a year earlier, principally reflects a decrease in substandard assets that had been acquired in connection with the acquisition of a bank in 1994 and two banks in 1993.

ALLOWANCE FOR LOAN LOSSES                                                                YEAR ENDED DECEMBER 31,
                                                                                     1996         1995        1994
-----------------------------------------------------------------------------------------------------------------------
Balance at beginning of period .............................................       $5,243,000  $5,054,000  $5,053,000
  Allowance on loans acquired...............................................        1,180,000
  Provision charged to operating expense....................................        1,233,000     636,000     473,000
  Recoveries credited to allowance..........................................          440,000     265,000     399,000
  Loans charged against allowance...........................................       (1,136,000)   (712,000)   (871,000)
                                                                                   ----------------------------------
Balance at end of period....................................................       $6,960,000  $5,243,000  $5,054,000
                                                                                   ==================================

Allowance for loan losses as a percent of non-performing loans..............              178%        205%        178%


     Loans charged against the allowance, net of recoveries ("Net Losses"), were $696,000 during 1996, compared to $447,000 and $472,000 in 1995 and 1994, respectively. Net Losses on loans that were acquired as a result of the NBC Acquisition totaled approximately $153,000.

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES                                                    DECEMBER 31,
                                                                                      1996         1995          1994
-----------------------------------------------------------------------------------------------------------------------
Commercial and agricultural...........................................            $2,176,000    $1,612,000  $1,655,000
Real estate mortgage..................................................               257,000       162,000     177,000
Installment...........................................................               834,000       597,000     474,000
Unallocated...........................................................             3,693,000     2,872,000   2,748,000
                                                                                  ------------------------------------
       Total..........................................................            $6,960,000    $5,243,000  $5,054,000
                                                                                  ====================================

Allocated allowance as a percent of total allowance...................                  46.9%         45.2%       45.6%



     The allowance for loan losses is maintained at a level that Management considers appropriate based upon its assessment of relevant circumstances. (See "Provision for loan losses.") In performing its assessment, Management allocates portions of the allowance for loan losses to specific loans and loan portfolios. The allowance for loan losses declined to 1.14% of Portfolio Loans at December 31, 1996, from 1.25% and 1.50% at December 31, 1995 and 1994, respectively. At those same dates, the unallocated portion of the allowance was equal to 53.1% of the total allowance for loan losses compared to 54.8% and 54.4%, respectively.

     DEPOSITS AND BORROWINGS. Deposits totaled $672.5 million at December 31, 1996, compared to $411.6 million at December 31, 1995. The 1996 Acquisitions account for substantially all of the $260.9 million increase in total deposits. Other borrowed funds totaled $135.3 million at December 31, 1996, compared to $110.9 million a year earlier. In addition to FHLB advances, other borrowed funds include the Credit Facility and securities sold under repurchase agreements.

     The Banks' competitive position within many of the markets served by the branch networks limit the ability to materially increase deposits without adversely impacting the weighted-average cost of core deposits. Accordingly, the use of other borrowed funds, principally advances from the FHLB, is an integral component of the Banks' balance sheet management strategies. Such non-deposit sources of funds are structured to complement the Banks' existing interest rate risk profile and may further reduce the Banks' exposure to depositors' options to withdraw funds prior to maturity. (See "Asset/liability management.")

     CAPITAL RESOURCES. The ability to maintain or enhance financial leverage is critical to Management's mission to create value for the Company's shareholders. Accordingly, the Banks have implemented balance sheet management strategies that combine effective loan origination efforts with disciplined funding strategies to profitably deploy capital within existing markets. Implementation of such strategies have made important contributions to the Company's net income and return on average equity.

     Management believes that its disciplined acquisition strategy is consistent with its goal to create shareholder value. Although the Banks' balance sheet management strategies continue to provide important opportunities to grow, Management believes that the franchise value associated with core deposits and other customer relationships may provide greater value to the Company's shareholders.

     Dividend policies have been an important element of the Company's capital management efforts. Cash dividends declared totaled $2,868,000, equal to 36.5% of net income during 1996. Cash dividends totaled $2,506,000 in 1995 and $2,088,000 in 1994, equal to 36.8% and 34.6% of net income, respectively.

     The Company's cost of capital is also a critical factor in creating shareholder value. On October 21, 1996, the Board of Governors of the Federal Reserve approved the use of certain cumulative preferred stock instruments as Tier 1 capital for bank holding companies. Distributions paid to holders of such preferred stock instruments are a tax deductible expense of the issuer.

     In view of the low cost of such capital, Management elected to fund the FoA Branch Purchase by issuing non-convertible preferred securities. IBC Capital Finance invested the proceeds from the sale of the Preferred Securities into subordinated debentures issued by the Company. The Preferred Securities are presented within the liability section of the consolidated balance sheets as Guaranteed Preferred Beneficial Interests in Company's Subordinated Debentures and are not considered equity under generally accepted accounting principles. The quarterly distributions paid on the Preferred Securities are included in interest expense. In addition to annual tax benefits totaling more than $500,000, the non-convertible structure of the Preferred Securities eliminates potential dilution of the common shareholders' proportionate interest in the Company.

CAPITAL RATIOS                                                   DECEMBER 31,
                                                                1996     1995
-------------------------------------------------------------------------------
Equity capital...............................................   5.83%     7.97%
Average shareholders equity to average assets................   7.05      8.04
Tier 1 leverage (tangible equity capital)....................   5.72      7.47
Tier 1 risk-based capital....................................   9.01     11.49
Total risk-based capital.....................................  10.26     12.75



     Shareholders' equity totaled $51.8 million at December 31, 1996. The $4.8 million increase from $47.0 million at December 31, 1995, reflects earnings retention as well as the issuance of common stock pursuant to the Incentive Share Grant Plan and the Company's various stock option plans.

     Principally as a result of the 1996 Acquisitions, shareholders' equity declined to 5.83% of total assets at December 31, 1996, from 7.97% a year earlier. In the absence of those transactions, Management estimates that shareholders' equity would have increased to approximately 8.17% of total assets. The Company's Tier 1 leverage ratio was equal to 5.72% at December 31, 1996, compared to 7.47% a year earlier.

     ASSET/LIABILITY MANAGEMENT. The asset/liability management efforts of the Company and the Banks are intended to identify and evaluate opportunities to structure the balance sheet in a manner that is consistent with Management's mission to maintain profitable financial leverage within established risk parameters. Accordingly, Management's evaluation of business opportunities and alternate strategies carefully consider the likely impact on the Banks' risk profile as well as the anticipated contribution to earnings.

     Management employs simulation analyses to evaluate the potential changes in the Banks' net interest income and market value of portfolio equity that result from changes in interest rates. Such analyses further anticipate the potential change in the slope of the U.S. Treasury yield curve as well as changes in prepayment rates on certain assets and premature withdrawals of certificates of deposits that will accompany changes in interest rates.

     Consistent with Management's intent to maintain profitable leverage, the marginal cost of non-deposit funds is a principal consideration in the implementation of the Banks' balance sheet management strategies. Management's ongoing evaluations have determined that the retention of 15- and 30-year fixed-rate real estate mortgage loans is not consistent with its goal to profitably deploy capital or the Banks' asset/liability management needs. Accordingly, the majority of such loans are sold to mitigate exposure to changes in interest rates. Adjustable-rate and balloon real estate mortgage loans may, however, be profitably funded within established risk parameters and the retention of such loans is a principal focus of the Banks' balance sheet management strategies.

INTEREST RATE SENSITIVITY                                                    DECEMBER 31, 1996
                                                                    DAYS                             YEARS
                                                  ------------------------------------------ -------------------
                                                   0 - 30    31 - 90   91 - 180   181 - 365    1 - 5      5+       TOTAL
----------------------------------------------------------------------------------------------------------------------------
                                                                      (dollars in thousands)
ASSETS
  Loans and loans held for sale.............      $117,030   $39,979   $ 53,062   $ 86,583   $189,020  $135,613  $621,287
  Federal funds sold........................        10,000                                                         10,000
  Taxable securities........................        11,938     2,717      4,730     13,331     75,264    24,656   132,636
  Tax-exempt securities.....................                     274      1,089      1,840     19,347    19,496    42,046
                                                  -----------------------------------------------------------------------
    Interest earning assets.................       138,968    42,970     58,881    101,754    283,631   179,765   805,969
                                                  -------------------------------------------------------------
  Non-interest earning assets...............                                                                       82,628
                                                                                                                 --------
         Total Assets.......................                                                                     $888,597
                                                                                                                 ========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Demand, savings and NOW...................        54,879    15,452     22,703     38,000    126,612   154,652  $412,298
  Time deposits.............................        23,754    36,062     41,380     54,508     97,833     6,699   260,236
  Other borrowings..........................        30,994    25,000     15,000     22,000     44,000    17,250   154,244
                                                  -----------------------------------------------------------------------
    Total deposits and other borrowings.....       109,627    76,514     79,083    114,508    268,445   178,601   826,778
                                                  -------------------------------------------------------------
  Shareholders' equity and other liabilities                                                                       61,819
                                                                                                                 --------
        Total liabilities and
          shareholders' equity..............                                                                     $888,597
                                                                                                                 ========
RATE SENSITIVITY GAP AND RATIOS
  Gap for period............................      $ 29,341  $(33,544)  $(20,202)  $(12,754)  $ 15,186  $  1,164
                                                  ==============================================================
  Cumulative gap............................      $ 29,341  $ (4,203)  $(24,405)  $(37,159)  $(21,973) $(20,809)
                                                  ==============================================================
  Ratio of rate-sensitive assets to
    rate-sensitive liabilities for period...         126.8%     56.2%      74.5%      88.9%     105.7%    100.7%
 Cumulative ratio of rate-sensitive assets
  to rate-sensitive liabilities.............         126.8      97.7       90.8       90.2       96.6      97.5


SELECTED CONSOLIDATED FINANCIAL DATA                                              YEAR ENDED DECEMBER 31,
                                                          1996               1995             1994          1993(1)       1992(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  (dollars in thousands, except per share amounts)
SUMMARY OF OPERATIONS
  Interest income....................................   $ 59,485          $ 45,982          $ 37,820        $ 34,370      $ 36,465
  Interest expense...................................     24,813            17,900            12,585          12,305        15,150
                                                        ----------------------------------------------------------------------------
    Net interest income..............................     34,672            28,082            25,235          22,065        21,315
  Provision for loan losses..........................      1,233               636               473             657         1,225
  Non-interest income................................      5,552             3,766             3,101           3,898         2,742
  Non-interest expense...............................     27,861            21,702            19,503          17,535        15,703
                                                        ----------------------------------------------------------------------------
    Income before federal income tax expense.........     11,130             9,510             8,360           7,771         7,129
  Federal income tax expense.........................      3,278             2,700             2,329           2,165         2,020
                                                        ----------------------------------------------------------------------------
         Net income..................................   $  7,852          $  6,810          $  6,031        $  5,606      $  5,109
                                                        ============================================================================
PER COMMON SHARE DATA(2)
  Net income.........................................   $   2.72          $   2.38          $   2.09        $   1.95      $   1.78
  Cash dividends declared............................       1.00              0.89              0.72            0.50          0.44
  Book value.........................................      18.11             16.56             14.12           13.57         12.08

SELECTED BALANCES
  Assets............................................    $888,597          $590,147          $516,211        $482,027      $403,125
  Loans and loans held for sale.....................     621,287           434,091           342,658         288,643       261,634
  Allowance for loan losses.........................       6,960             5,243             5,054           5,053         4,023
  Deposits..........................................     672,534           411,624           409,471         423,620       358,874
  Shareholders' equity..............................      51,836            47,025            40,311          39,049        34,467
  Long-term debt....................................       7,000                                               2,750

SELECTED RATIOS
  Tax equivalent net interest income
    to average earning assets.......................        5.38%             5.65%             5.88%           5.85%         5.88%
  Net income to
    Average common equity...........................       15.74             15.59             15.22           15.21         15.88
    Average assets..................................        1.11              1.25              1.25            1.33          1.26
  Dividend payment ratio............................       36.53             36.80             34.62           25.54         24.13
  Average shareholders'equity to average assets.....        7.05              8.04              8.22            8.72          7.94
  Tier 1 leverage (tangible equity capital) ratio...        5.72              7.47              7.76            7.61          8.05
  Non-performing loans to total loans...............        0.64              0.61              0.84            1.14          1.24


(1) Restated to reflect an acquisition accounted for as a pooling of interests. (See note 2 to consolidated financial statements.)

(2) Per share data has been adjusted to give retroactive effect to 5% stock dividends in 1996 and 1995.

INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

BOARD OF DIRECTORS AND SHAREHOLDERS
INDEPENDENT BANK CORPORATION
IONIA, MICHIGAN


     We have audited the accompanying consolidated statements of financial condition of Independent Bank Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express our opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Bank Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for mortgage servicing rights to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights." As discussed in note 1, the Company changed its method of accounting for investments to adopt the provisions of Financial Accounting Standards Board's SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" at January 1, 1994. As discussed in note 1, the Company changed its method of accounting for impaired loans in 1995 to adopt the provisions of Financial Accounting Standards Board's SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures."


     /s/ KPMG Peat Marwick LLP

     KPMG Peat Marwick LLP
     Lansing, Michigan
     February 3, 1997

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                                                                                           DECEMBER 31,
                                                                                        1996          1995
----------------------------------------------------------------------------------------------------------------
ASSETS
 Cash and Cash Equivalents
   Cash and due from banks..........................................................  $ 40,631,000  $ 17,208,000
   Federal funds sold...............................................................    10,000,000
                                                                                      --------------------------
     Total Cash and Cash Equivalents................................................    50,631,000    17,208,000
                                                                                      --------------------------
 Securities available for sale......................................................   136,852,000    87,553,000
 Securities held to maturity (fair value of $27,645,000 at December 31, 1996;
   $29,031,000 at December 31, 1995)................................................    26,754,000    27,906,000
 Federal Home Loan Bank stock, at cost..............................................    11,076,000     7,710,000
 Loans held for sale................................................................    11,583,000    16,047,000
 Loans
   Commercial and agricultural......................................................   164,304,000   108,879,000
   Real estate mortgage.............................................................   331,150,000   225,900,000
   Installment......................................................................   114,250,000    83,265,000
                                                                                      --------------------------
      Total Loans...................................................................   609,704,000   418,044,000
   Allowance for loan losses........................................................    (6,960,000)   (5,243,000)
                                                                                      --------------------------
      Net Loans.....................................................................   602,744,000   412,801,000
 Property and equipment, net........................................................    18,462,000     9,931,000
 Accrued income and other assets....................................................    30,495,000    10,991,000
                                                                                      --------------------------
         Total Assets...............................................................  $888,597,000  $590,147,000
                                                                                      ==========================
LIABILITIES AND SHAREHOLDERS' EQUITY
 Deposits
   Non-interest bearing.............................................................  $ 84,671,000  $ 46,168,000
   Savings and NOW..................................................................   327,627,000   215,336,000
   Time.............................................................................   260,236,000   150,120,000
                                                                                      --------------------------
     Total Deposits.................................................................   672,534,000   411,624,000
 Federal funds purchased............................................................     1,700,000    13,400,000
 Other borrowings...................................................................   135,294,000   110,894,000
 Guaranteed preferred beneficial interests in Company's subordinated debentures.....    17,250,000
 Accrued expenses and other liabilities.............................................     9,983,000     7,204,000
                                                                                      --------------------------
   Total Liabilities................................................................   836,761,000   543,122,000
                                                                                      --------------------------

 Commitments and contingent liabilities

 Shareholders' Equity
   Preferred stock, no par value--200,000 shares authorized; none outstanding
   Common stock, $1.00 par value--14,000,000 shares authorized; issued and outstanding:  2,861,535 shares at December 31, 1996 and 2,704,038 shares
      at December 31, 1995..........................................................     2,862,000     2,704,000
   Capital surplus..................................................................    23,230,000    19,924,000
   Retained earnings................................................................    24,713,000    23,683,000
   Net unrealized gain on securities available for sale, net of related tax effect..     1,031,000       714,000
                                                                                      --------------------------
     Total Shareholders' Equity.....................................................    51,836,000    47,025,000
                                                                                      --------------------------
          Total Liabilities and Shareholders' Equity................................  $888,597,000  $590,147,000
                                                                                      ==========================


See  notes to consolidated financial statements.

                                                                            A-14
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               YEAR ENDED DECEMBER 31,
                                                                   1996                 1995             1994
-----------------------------------------------------------------------------------------------------------------
INTEREST INCOME
    Interest and fees on loans  ...........................    $ 49,768,000         $ 37,861,000      $29,107,000
    Securities available for sale .........................       6,337,000            2,692,000        2,853,000
    Securities held to maturity
       Taxable  ...........................................       1,209,000            3,227,000        3,684,000
       Tax-exempt .........................................       1,200,000            1,781,000        1,716,000
    Other investments .....................................         971,000              421,000          460,000
                                                               --------------------------------------------------
       Total Interest Income ..............................      59,485,000           45,982,000       37,820,000
                                                               --------------------------------------------------

  INTEREST EXPENSE
    Deposits  .............................................      16,138,000           12,470,000       11,092,000
    Other borrowings ......................................       8,675,000            5,430,000        1,493,000
                                                               --------------------------------------------------
       Total Interest Expense .............................      24,813,000           17,900,000       12,585,000
                                                               --------------------------------------------------
       Net Interest Income ................................      34,672,000           28,082,000       25,235,000
Provision for loan losses .................................       1,233,000              636,000          473,000
                                                               --------------------------------------------------
       Net Interest Income After Provision for Loan
         Losses ...........................................      33,439,000           27,446,000       24,762,000
                                                               --------------------------------------------------

NON-INTEREST INCOME
    Service charges on deposit accounts ...................       2,267,000            1,919,000        1,892,000
    Net gains (losses) on asset sales
       Real estate mortgage loans .........................       1,871,000              728,000          249,000
       Securities .........................................        (162,000)            (120,000)        (174,000)
    Other income  .........................................       1,576,000            1,239,000        1,134,000
                                                               --------------------------------------------------
       Total Non-interest Income  .........................       5,552,000            3,766,000        3,101,000
                                                               --------------------------------------------------

NON-INTEREST EXPENSE
    Salaries and employee benefits  .......................      15,685,000           12,163,000       10,562,000
    Occupancy, net  .......................................       2,042,000            1,548,000        1,392,000
    Furniture and fixtures ................................       1,864,000            1,345,000        1,248,000
    Other expenses  .......................................       8,270,000            6,646,000        6,301,000
                                                               --------------------------------------------------
       Total Non-interest Expense .........................      27,861,000           21,702,000       19,503,000
                                                               --------------------------------------------------
       Income Before Federal Income Tax ...................      11,130,000            9,510,000        8,360,000
  Federal income tax expense  .............................       3,278,000            2,700,000        2,329,000
                                                               --------------------------------------------------
          Net Income ......................................    $  7,852,000         $  6,810,000      $ 6,031,000
                                                               ==================================================

Income per common share ...................................    $       2.72         $       2.38      $      2.09
                                                               ==================================================

Cash dividends declared per common share  .................    $       1.00         $       0.89      $      0.72
                                                               ==================================================

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED DECEMBER 31,
                                                                          1996             1995             1994
--------------------------------------------------------------------------------------------------------------------
Net Income ....................................................     $   7,852,000    $   6,810,000      $  6,031,000
                                                                    ------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM
OPERATING ACTIVITIES
     Proceeds from sales of loans held for sale ...............       110,593,000       51,976,000        38,103,000
     Disbursements for loans held for sale ....................      (101,786,000)     (54,262,000)      (37,411,000)
     Provision for loan losses ................................         1,233,000          636,000           473,000
     Deferred federal income tax expense (credit) .............          (230,000)      (1,208,000)          474,000
     Deferred loan fees .......................................           334,000          109,000          (179,000)
     Depreciation, amortization of intangible assets
         and premiums and accretion of discounts on
         securities and loans .................................         2,759,000        2,247,000         2,494,000
     Net gains on sales of real estate mortgage loans .........        (1,871,000)        (728,000)         (249,000)
     Net losses on sales of securities  .......................           162,000          120,000           174,000
     (Increase) decrease in accrued income and other assets ...        (7,906,000)         286,000         1,891,000
     Increase in accrued expenses and other liabilities .......           356,000        2,587,000           373,000
                                                                    ------------------------------------------------
         Total Adjustments ....................................         3,644,000        1,763,000         6,143,000
                                                                    ------------------------------------------------
         Net Cash from Operating Activities ...................        11,496,000        8,573,000        12,174,000
                                                                    ------------------------------------------------
CASH FLOW FROM INVESTING ACTIVITIES

  Proceeds from the sale of securities available for sale .....        18,145,000       14,054,000        28,384,000
  Proceeds from the maturity of securities available
    for sale ..................................................        16,385,000
  Proceeds from the maturity of securities held to maturity ...         3,015,000       13,920,000        25,094,000
  Principal payments received on securities available
    for sale ..................................................         9,601,000        1,347,000           285,000
  Principal payments received on securities held to maturity ..           694,000        5,116,000         8,866,000
  Purchases of securities available for sale ..................       (60,396,000)        (732,000)      (34,658,000)
  Purchases of securities held to maturity ....................          (295,000)     (19,423,000)      (28,299,000)
  Portfolio loans made to customers, net of principal
    payments received .........................................       (85,566,000)     (88,906,000)      (54,751,000)
  Acquisition of bank, less cash received .....................         9,478,000
  Acquisition of branch offices, less cash received ...........        89,864,000       13,949,000
  Capital expenditures ........................................        (3,709,000)      (1,642,000)       (1,283,000)
                                                                    ------------------------------------------------
         Net Cash from Investing Activities ...................        (2,784,000)     (62,317,000)      (56,362,000)
                                                                    ------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES
  Net increase (decrease) in total deposits ...................         7,468,000      (12,273,000)      (14,149,000)
  Net increase (decrease) in short-term borrowings ............       (13,300,000)        (347,000)       16,252,000
  Proceeds from Federal Home Loan Bank advances ...............        63,000,000      104,000,000        44,000,000
  Payments of Federal Home Loan Bank advances .................       (55,000,000)     (41,000,000)      (10,000,000)
  Proceeds from long-term debt ................................        10,000,000
  Retirement of long-term debt ................................        (1,000,000)                        (2,750,000)
  Proceeds from issuance of guaranteed preferred beneficial
    interests in Company's subordinated debentures ............        16,220,000
  Dividends paid ..............................................        (2,736,000)      (2,392,000)       (1,926,000)
  Proceeds from issuance of common stock ......................            59,000          138,000            16,000
  Repurchase of common stock ..................................                           (893,000)         (924,000)
                                                                    ------------------------------------------------
         Net Cash from Financing Activities ...................        24,711,000       47,233,000        30,519,000
                                                                    ------------------------------------------------
         Net Increase (Decrease) in Cash and Cash
           Equivalents ........................................        33,423,000       (6,511,000)      (13,669,000)
Cash and Cash Equivalents at Beginning of Period ..............        17,208,000       23,719,000        37,388,000
                                                                    ------------------------------------------------
              Cash and Cash Equivalents at End of Period ......     $  50,631,000    $  17,208,000      $ 23,719,000
                                                                    ================================================
Cash paid during the period for
  Interest ....................................................     $  23,736,000    $  17,604,000      $ 12,696,000
  Income taxes ................................................         3,890,000        3,110,000         2,366,000
Transfer of loans to other real estate ........................           996,000          555,000           254,000
Transfer of portfolio loans to held for sale ..................                          7,100,000
Transfer of securities held to maturity to available for
  sale ........................................................                         52,601,000        19,283,000

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                   NET UNREALIZED
                                                                                                   GAIN (LOSS) ON
                                                                                                      SECURITIES          TOTAL
                                                     COMMON         CAPITAL        RETAINED           AVAILABLE       SHAREHOLDERS'
                                                      STOCK         SURPLUS        EARNINGS           FOR SALE           EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Balances at January 1, 1994 ....................     $2,611,000     $17,471,000      $18,967,000    $         0        $39,049,000
Impact of change in accounting for securities,
  net of $46,000 of related tax effect .........                                                         90,000             90,000
Net Income for 1994 ............................                                       6,031,000                         6,031,000
Cash dividends declared, $.72 per share ........                                      (2,088,000)                       (2,088,000)
Issuance of 18,356 shares of common stock ......         18,000         345,000                                            363,000
Repurchase of 40,000 shares of
  common stock .................................        (40,000)       (884,000)                                          (924,000)
Net change in unrealized gain (loss) on
  securities available for sale, net of
  $1,138,000 of related tax effect .............                                                     (2,210,000)        (2,210,000)
                                                     -----------------------------------------------------------------------------
  Balances at December 31, 1994 ................      2,589,000      16,932,000       22,910,000     (2,120,000)        40,311,000
Net income for 1995 ............................                                       6,810,000                         6,810,000
Cash dividends declared, $.89 per share                                               (2,506,000)                       (2,506,000)
5% stock dividend ..............................        129,000       3,386,000       (3,531,000)                          (16,000)
Issuance of 22,430 shares of common stock ......         22,000         463,000                                            485,000
Repurchase of 35,900 shares of
  common stock .................................        (36,000)       (857,000)                                          (893,000)
Transfer of securities held to maturity to
  available for sale, net of $443,000 of
  related tax effect ...........................                                                        859,000            859,000
Net change in unrealized gain (loss) on
  securities available for sale, net of
  $1,017,000 of related tax effect .............                                                      1,975,000          1,975,000
                                                     -----------------------------------------------------------------------------
  Balances at December 31, 1995 ................      2,704,000      19,924,000       23,683,000        714,000         47,025,000
Net income for 1996 ............................                                       7,852,000                         7,852,000
Cash dividends declared, $1.00 per share                                              (2,868,000)                       (2,868,000)
5% stock dividend ..............................        136,000       3,799,000       (3,954,000)                          (19,000)
Issuance of 21,834 shares of common stock.......         22,000         537,000                                            559,000
Net issuance costs .............................                     (1,030,000)                                        (1,030,000)
Net change in unrealized gain (loss) on
  securities available for sale, net of
  $163,000 of related tax effect ...............                                                        317,000            317,000
                                                     -----------------------------------------------------------------------------
    Balances at December 31, 1996...............     $2,862,000     $23,230,000      $24,713,000    $ 1,031,000        $51,836,000
                                                     =============================================================================

See notes to consolidated financial statements.

                     (This page intentionally left blank)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies and practices of Independent Bank Corporation and subsidiaries conform with generally accepted accounting principles and prevailing practices within the banking industry. The following summaries describe the significant accounting and reporting policies that are employed in the preparation of the consolidated financial statements.

    The Banks transact business in the single industry segment of commercial banking. The Banks' activities cover traditional phases of commercial banking, including checking and savings accounts, commercial and agricultural lending, direct and indirect consumer financing, mortgage lending and deposit box services. The principal markets are the rural and suburban communities across lower Michigan that are served by the Banks' branch networks. Subject to established underwriting criteria, the Banks may also participate in commercial lending transactions with certain non-affiliated banks and purchase real estate mortgage loans from third-party originators. The local economies of the communities served by the Banks are relatively stable and reasonably diversified.

    Management is required to make estimates and assumptions in the preparation of the financial statements which affect the amounts reported. Material estimates that are particularly susceptible to changes in the near-term relate to the determination of the allowance for loan losses. While Management uses relevant information to recognize losses on loans, additional provisions for related losses may be necessary in the future based on changes in economic conditions and customer circumstances.

    PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Independent Bank Corporation and its subsidiaries. The income, expenses, assets and liabilities of the subsidiaries are included in the respective accounts of the consolidated financial statements, after elimination of all material intercompany accounts and transactions.

    STATEMENTS OF CASH FLOWS -- For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan and deposit transactions.

    LOANS HELD FOR SALE -- Loans held for sale are carried at the lower of aggregate amortized cost or market value. Lower of cost or market value adjustments, as well as realized gains and losses, are recorded in current earnings. The Company adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," ("SFAS #122") on January 1, 1996. SFAS #122 requires the Banks to recognize as separate assets the rights to service mortgage loans for others that have been acquired by purchase or the origination and subsequent sale of a loan. The fair value of capitalized originated mortgage servicing rights has been determined based upon market value quotes for similar servicing. These mortgage servicing rights are amortized in proportion to and over the period of estimated net loan servicing income. SFAS #122 also requires the Banks to assess mortgage servicing rights for impairment based on the fair value of those rights. For purposes of measuring impairment, the risk characteristics used by the Banks include the underlying loans' interest rates, term of loan and loan types.

    SECURITIES -- The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," ("SFAS #115") effective January 1, 1994. Under SFAS #115, the Company is required to classify its securities as trading, held to maturity or available for sale.

    Trading securities are bought and held principally for the purpose of selling them in the near-term and are reported at fair value with realized and unrealized gains and losses included in earnings. The Company does not have any trading securities. Securities held to maturity represent those securities for which the Banks have the positive intent and ability to hold until maturity and are reported at cost, adjusted for amortization of premiums and accretion of discounts computed on the level yield method. Securities available for sale represent those securities not classified as trading or held to maturity and are reported at fair value with unrealized gains and losses, net of applicable income taxes reported as a separate component of shareholders' equity. Gains and losses realized on the sale of securities available for sale are determined using the specific identification method and are recognized on a trade-date basis. Premiums and discounts are recognized in interest income computed on the level yield method.

    LOAN REVENUE RECOGNITION -- Interest on loans is accrued based on the principal amounts outstanding. The accrual of interest income is discontinued when a loan becomes 90 days past due and the borrower's capacity to repay the loan and collateral values appear insufficient. A non-accrual loan may be restored to accrual status when interest and principal payments are current and the loan appears otherwise collectible.

    Certain loan fees, net of direct loan origination costs, are deferred and recognized as an adjustment of yield over the life of the related loan. Fees received in connection with loan commitments are deferred until the loan is advanced and are then recognized over the life of the loan as an adjustment of yield. Fees on commitments that expire unused are recognized at expiration. Fees received for a letter of credit are recognized as fee revenue over its life.

    ALLOWANCE FOR LOAN LOSSES -- Some loans may not be repaid in full. Therefore, an allowance for loan losses is maintained at a level which management has determined to be adequate to absorb inherent losses. Management's assessment of the allowance is based on historical loss experience, general economic conditions and trends, as well as the review of specific loans. Increases in the allowance are recorded by a provision for loan losses charged to expense and, although Management periodically allocates portions of the allowance to specific loans and loan portfolios, the entire allowance is available for any charge-offs which occur. Collection efforts may continue and future recoveries may occur after a loan is charged-off.

    The Company has adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," ("SFAS #114"). SFAS #114, which has been subsequently amended by SFAS #118, requires the Company to measure its investment in certain impaired loans based on one of three methods: the loan's observable market price, the fair value of the collateral or the present value of expected future cash flows discounted at the loan's effective interest rate. This statement does not apply to homogenous residential mortgage and installment loans. The adoption of this Statement in 1995 did not have a significant effect on the allowance for loan losses.

    PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using both straight-line and accelerated methods over the estimated useful lives of the related assets.

    OTHER REAL ESTATE -- Other real estate represents properties acquired through foreclosure or by acceptance of a deed in lieu of foreclosure. The carrying values of these properties are periodically evaluated and are adjusted to the lower of cost or fair value minus estimated costs to sell. Other real estate and repossessed assets totaling $730,000 and $760,000 at December 31, 1996 and 1995, respectively, are included in other assets.

    INTANGIBLE ASSETS -- Goodwill, which represents the excess of the purchase price over the fair value of net tangible assets acquired, is amortized on a straight-line basis over the period of expected benefit, generally 12 to 20 years. Goodwill totaled $8,289,000 and $1,099,000 as of December 31, 1996 and 1995, respectively. Other intangible assets are amortized using both straight-line and accelerated methods over 12 to 15 years. Other intangibles amounted to $10,056,000 and $1,407,000 as of December 31, 1996 and 1995,
respectively.

    INCOME TAXES -- The Company employs the asset and liability method of accounting for income taxes. The objective of this method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Under the asset and liability method, the effect of a change in tax rates is recognized in income in the period that includes the enactment date. The deferred tax asset is subject to a valuation allowance for that portion of the asset for which it is more likely than not that it will not be realized.

    The Company and its subsidiaries file a consolidated federal income tax return. Intercompany tax liabilities are settled as if each subsidiary filed a separate return.

    COMMON STOCK -- At December 31, 1996, 26,769 shares of common stock were reserved for issuance under the Incentive Share Grant Plan, 26,089 shares of common stock were reserved for issuance under the dividend reinvestment plan and 124,967 shares of common stock were reserved for issuance under stock option plans.

    EARNINGS PER SHARE -- Earnings per share is based on 2,883,995 average shares and equivalents outstanding in 1996, 2,861,898 in 1995 and 2,890,368 in 1994.

    RETIREMENT PLANS -- The Company maintains an employee stock ownership plan as well as a 401(k) plan for substantially all full-time employees.

    RECLASSIFICATION -- Certain amounts in the 1995 and 1994 financial statements have been reclassified to conform with the 1996 presentation.

NOTE 2 -- ACQUISITIONS

    In June 1996, the Company acquired North Bank Corporation ("NBC") for cash consideration totaling approximately $15,800,000. At the effective date of the acquisition, NBC's assets totaled $152,000,000 and its loans and deposits totaled $84,000,000 and $131,600,000, respectively. The transaction was accounted for as a purchase and the assets acquired and the liabilities assumed have been recorded at fair value. The Company's results of operations include revenues and expenses relating to NBC since May 31, 1996. Goodwill totaled $7,500,000 and is being amortized over 15 years. NBC's sole banking subsidiary consolidated with an existing subsidiary of the Company during the third quarter of 1996.

    The pro-forma information presented in the following table is based on historical results of the Company and NBC. The information has been combined to present the results of operations as if the acquisition had occurred at the beginning of the periods presented. The following pro-forma results for the years ended December 31 are not necessarily indicative of the results which would have actually been attained if the acquisition had been consummated in the past or what may be attained in the future.

                                                                                         1996            1995
---------------------------------------------------------------------------------------------------------------------
                                                                                              (unaudited)
Total revenue..................................................................      $ 70,200,000     $62,300,000
Net income.....................................................................         7,600,000       5,800,000
Earnings per share.............................................................              2.64            2.03

    On December 13, 1996, one of the Banks purchased certain loans as well as real and personal property and assumed deposit liabilities associated with eight branch offices from First of America Bank - Michigan, NA ("FoA Purchase"). On that date, loans purchased and deposit liabilities assumed totaled $22,100,000 and $121,900,000, respectively. The transaction was accounted for as a purchase and the assets purchased and the liabilities assumed have been recorded at fair value. The Company's results of operations include revenues and expenses relating to the FoA Purchase since December 13, 1996. An intangible asset of $8,800,000 is being amortized over 12 years.

    On March 7, 1994, KSB Financial, Inc., ("KSB") merged with the Company. As a result, The Kingston State Bank became a subsidiary of the Company. The Company issued 225,649 shares of common stock in exchange for all of the outstanding common stock of KSB. The merger was accounted for as a pooling of interests and, accordingly, the accompanying financial statements were restated to include the accounts and operations of KSB for the two months prior to the merger.

NOTE 3 -- RESTRICTIONS ON CASH AND DUE FROM BANKS

    The Banks' legal reserve requirements were satisfied by maintaining average non-interest earning vault cash balances of $4,316,000 in 1996 and $2,661,000 in 1995. The Banks do not maintain compensating balances with correspondent banks.

NOTE 4 -- SECURITIES

    Securities available for sale consist of the following at December 31:

                                                         AMORTIZED             UNREALIZED                FAIR
                                                           COST           GAINS          LOSSES          VALUE
---------------------------------------------------------------------------------------------------------------------
1996
  U.S. Treasury..............................      $  27,561,000       $    174,000    $  13,000   $  27,722,000
  U.S. Government agencies...................         20,839,000            337,000       17,000      21,159,000
  Mortgage-backed securities.................         57,113,000            671,000      256,000      57,528,000
  Obligations of states and political
     subdivisions............................         21,183,000            688,000       17,000      21,854,000
  Other securities...........................          8,594,000                           5,000       8,589,000
                                                   -------------------------------------------------------------
    Total....................................      $ 135,290,000       $  1,870,000    $ 308,000    $136,852,000
                                                   =============================================================
1995
  U.S. Treasury..............................      $  23,189,000       $    188,000    $ 105,000   $  23,272,000
  U.S. Government agencies...................          6,557,000             79,000       13,000       6,623,000
  Mortgage-backed securities.................         37,238,000            661,000      177,000      37,722,000
  Obligations of states and political
     subdivisions............................          8,682,000            608,000                    9,290,000
  Other securities...........................         10,805,000              2,000      161,000      10,646,000
                                                   -------------------------------------------------------------
    Total....................................      $  86,471,000       $  1,538,000    $ 456,000   $  87,553,000
                                                   =============================================================

Securities held to maturity consist of the following at December 31:

                                                          AMORTIZED             UNREALIZED              FAIR
                                                            COST          GAINS           LOSSES        VALUE
----------------------------------------------------------------------------------------------------------------------
1996
  U.S. Government agencies...........................   $  1,484,000    $   13,000       $  4,000    $  1,493,000
  Mortgage-backed securities.........................      3,688,000        17,000         11,000       3,694,000
  Obligations of states and political subdivisions...     21,192,000       899,000         23,000      22,068,000
  Other securities...................................        390,000                                      390,000
                                                        ---------------------------------------------------------
    Total............................................   $ 26,754,000    $  929,000       $ 38,000    $ 27,645,000
                                                        =========================================================
1995
  U.S. Government agencies...........................   $  2,559,000    $   70,000                   $  2,629,000
  Mortgage-backed securities.........................      4,487,000        13,000       $ 18,000       4,482,000
  Obligations of states and political subdivisions...     20,142,000     1,074,000         12,000      21,204,000
  Other securities...................................        718,000                        2,000         716,000
                                                        ---------------------------------------------------------
    Total............................................   $ 27,906,000    $1,157,000       $ 32,000    $ 29,031,000
                                                        =========================================================

    The amortized cost and approximate fair value of securities at December 31, 1996, by contractual maturity, follow. Actual maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                             AVAILABLE FOR SALE             HELD TO MATURITY
                                                          AMORTIZED        FAIR       AMORTIZED          FAIR
                                                            COST          VALUE         COST             VALUE
------------------------------------------------------------------------------------------------------------------
Maturing within one year...........................     $  8,453,000   $  8,526,000   $ 1,972,000      $ 1,977,000
Maturing after one year but within five years......       38,338,000     39,165,000    12,428,000       12,900,000
Maturing after five years but within ten years.....       24,042,000     24,181,000     5,945,000        6,290,000
Maturing after ten years...........................        6,842,000      6,950,000     2,721,000        2,784,000
                                                        ----------------------------------------------------------
                                                          77,675,000     78,822,000    23,066,000       23,951,000
Mortgage-backed securities.........................       57,113,000     57,528,000     3,688,000        3,694,000
Other securities...................................          502,000        502,000
                                                        ----------------------------------------------------------
    Total..........................................     $135,290,000   $136,852,000   $26,754,000      $27,645,000
                                                        ==========================================================


    A summary of proceeds from the sale of securities available for sale and realized gains and losses follows:

                                                                                        REALIZED        REALIZED
                                                                        PROCEEDS          GAINS          LOSSES
------------------------------------------------------------------------------------------------------------------
1996.............................................................     $ 18,145,000      $  42,000       $ 204,000
1995.............................................................       14,054,000          8,000         128,000
1994.............................................................       28,384,000        228,000         402,000

    Securities with a book value of $14,882,000 and $20,816,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes as required by law.

    There were no investment obligations of state and political subdivisions that were payable from or secured by the same source of revenue or taxing authority that exceeded 10% of consolidated shareholders' equity at December 31, 1996 or 1995.

    During November 1995, the Financial Accounting Standards Board issued a "Guide to Implementation of Statement #115 on Accounting for Certain Investment in Debt and Equity Securities." This guide allowed for a one-time change in the classification of securities pursuant to SFAS #115 as of the date of the implementation guide, but no later than December 31, 1995. As a result, the Banks made a transfer of $52,601,000 to securities available for sale.

NOTE 5 -- LOANS

An analysis of the allowance for loan losses for the years ended December 31 follows:

                                                                           1996           1995           1994
-------------------------------------------------------------------------------------------------------------------
Balance at beginning of period.....................................      $5,243,000     $5,054,000     $5,053,000
  Allowance on loans acquired......................................       1,180,000
  Provision charged to operating expense...........................       1,233,000        636,000        473,000
  Recoveries credited to allowance.................................         440,000        265,000        399,000
  Loans charged against allowance..................................      (1,136,000)      (712,000)      (871,000)
                                                                         ----------------------------------------
Balance at end of period...........................................      $6,960,000     $5,243,000     $5,054,000
                                                                         ========================================

    Loans are presented net of deferred income of $1,768,000 at December 31, 1996, and $1,434,000 at December 31, 1995.

    Loans on non-accrual status, 90 days or more past due and still accruing interest, or restructured amounted to $3,902,000, $2,560,000 and $2,834,000 at December 31, 1996, 1995 and 1994, respectively. If these loans had continued to accrue interest in accordance with their original terms, approximately $288,000, $263,000, and $259,000 of interest income would have been realized in 1996, 1995 and 1994, respectively. Interest income realized on these loans was approximately $105,000, $64,000 and $102,000 in 1996, 1995 and 1994,
respectively.

    Impaired loans totaled approximately $3,800,000 and $3,200,000 at December 31, 1996 and 1995, respectively. The Banks' average investment in impaired loans approximated $2,500,000 and $2,300,000 in 1996 and 1995, respectively. Cash receipts on impaired loans on non-accrual status are generally applied to the principal balance. Interest income recognized on impaired loans in 1996 and 1995 was approximately $130,000 and $70,000, respectively. Certain impaired loans with a balance of approximately $2,300,000 and $700,000 had specific allocations of the allowance for loan losses calculated in accordance with SFAS #114 totaling approximately $500,000 and $250,000 at December 31, 1996 and 1995, respectively.

    The Banks capitalized approximately $370,000 of servicing rights relating to originated loans that were subsequently sold during the year ended December 31, 1996, of which approximately $56,000 has been amortized. The fair value of capitalized servicing rights approximated book value at December 31, 1996, therefore no valuation allowance relating to impairment was considered necessary at that date.
        At December 31, 1996, 1995 and 1994, the Banks serviced loans totaling approximately $181,000,000, $124,000,000 and $103,500,000, respectively, for the benefit of third parties.

NOTE 6 -- PROPERTY AND EQUIPMENT

    A summary of property and equipment at December 31 follows:

                                                                                         1996            1995
-------------------------------------------------------------------------------------------------------------------
Land.......................................................................           $ 2,969,000     $ 1,662,000
Buildings..................................................................            15,109,000       9,554,000
Equipment..................................................................            11,511,000       7,988,000
                                                                                      ---------------------------
                                                                                       29,589,000      19,204,000
Accumulated depreciation and amortization..................................           (11,127,000)     (9,273,000)
                                                                                      ---------------------------
  Property and equipment, net..............................................           $18,462,000     $ 9,931,000
                                                                                      ===========================

NOTE 7 -- DEPOSITS
--------------------------------------------------------------------------------
    A summary of interest expense on deposits for the years ended December 31 follows:

                                                                           1996          1995            1994
-------------------------------------------------------------------------------------------------------------------
Savings and NOW....................................................    $  6,116,000   $ 5,515,000    $  4,819,000
Time deposits under $100,000.......................................       8,718,000     6,072,000       5,705,000
Time deposits of $100,000 or more..................................       1,304,000       883,000         568,000
                                                                       ------------------------------------------
  Total............................................................    $ 16,138,000   $12,470,000    $ 11,092,000
                                                                       ==========================================


    Aggregate time certificates of deposit and other time deposits in denominations of $100,000 or more amounted to $31,053,000, $19,497,000, and $11,231,000 at December 31, 1996, 1995 and 1994, respectively.

NOTE 8 -- OTHER BORROWINGS

    A summary of other borrowings at December 31 follows:

                                                                                         1996            1995
------------------------------------------------------------------------------------------------------------------
Advances from Federal Home Loan Bank...........................................     $ 111,000,000   $ 103,000,000
Notes payable..................................................................        14,000,000
U.S. Treasury demand notes.....................................................         1,858,000       1,223,000
Repurchase agreements..........................................................         8,424,000       6,666,000
Other..........................................................................            12,000           5,000
                                                                                    -----------------------------
  Total........................................................................     $ 135,294,000   $ 110,894,000
                                                                                    =============================

    Advances from the Federal Home Loan Bank ("FHLB") at December 31, 1996 and 1995, are secured by the Banks' unencumbered qualifying mortgage loans as well as U.S. Treasury and government agency securities equal to at least 160% of outstanding advances. Maturities and weighted average interest rates are as follows:

                                                                     1996                            1995
                                                             AMOUNT         RATE              AMOUNT        RATE
-------------------------------------------------------------------------------------------------------------------
Fixed rate advances
  1996.............................................                                      $  27,000,000      5.61%
  1997.............................................      $  46,000,000      5.92%           34,000,000      6.01
  1998.............................................         36,000,000      5.98            16,000,000      5.94
  1999.............................................          8,000,000      6.07
                                                         -------------------------------------------------------
  Total fixed rate advances........................         90,000,000      5.96            77,000,000      5.86
                                                         -------------------------------------------------------
Variable rate advances
  1996.............................................                                         15,000,000      5.76
  1997.............................................         12,000,000      5.47             4,000,000      5.86
  1998.............................................          9,000,000      5.52
  2000.............................................                                          7,000,000      6.66
                                                         -------------------------------------------------------
  Total variable rate advances ....................         21,000,000      5.49            26,000,000      6.02
                                                         -------------------------------------------------------
     Total advances................................      $ 111,000,000      5.87%        $ 103,000,000      5.90%
                                                         =======================================================

    Interest expense on advances amounted to $6,757,000, $3,836,000 and $761,000 for the years ending December 31, 1996, 1995 and 1994, respectively.

    As members of the FHLB system, the Banks must own FHLB stock equal to the greater of 1.0% of the unpaid principal balances of residential mortgage loans, 0.3% of its total assets, or 5.0% of its outstanding advances. At December 31, 1996, the Banks were in compliance with the FHLB stock ownership requirements.

    The Company has established a $17,000,000 unsecured credit facility comprised of a $10,000,000 five-year term loan, payable in equal quarterly installments and a $7,000,000 revolving credit agreement. At December 31, 1996, the term note had an unpaid principal balance of $9,000,000 and the revolving credit facility had an unpaid principal balance of $5,000,000. The term note and the revolving credit facility accrue interest at LIBOR, plus 1.00% and federal funds, plus .75%, respectively.


Maturities of the notes payable follow:

1997.............................................................................................    $   7,000,000
1998.............................................................................................        2,000,000
1999.............................................................................................        2,000,000
2000.............................................................................................        2,000,000
2001.............................................................................................        1,000,000
                                                                                                     -------------
           Total.................................................................................    $  14,000,000
                                                                                                     =============

NOTE 9 -- GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S SUBORDINATED DEBENTURES

    In connection with the FoA Purchase described in Note 2, IBC Capital Finance, a trust subsidiary of the Company, completed the public offering of 690,000 shares of cumulative trust preferred securities ("Preferred Securities") with a liquidation preference of $25 per security. The proceeds of the offering were loaned to the Company in exchange for subordinated debentures with terms that are similar to the Preferred Securities. Distributions on the securities are payable quarterly at the annual rate of 9.25% of the liquidation preference and are included in interest expense in the consolidated financial statements.

    The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the subordinated debentures at maturity or their earlier redemption at the liquidation preference. The subordinated debentures are redeemable prior to the maturity date of December 31, 2026, at the option of the Company on or after December 31, 2001, in whole at any time or in part from time to time, or at any time, in whole, but not in part, upon the occurrence of specific events defined within the trust indenture. The Company has the option to defer distributions on the subordinated debentures from time to time for a period not to exceed 20 consecutive quarters.

NOTE 10 -- FEDERAL INCOME TAX

    The composition of federal income tax expense for the years ended December 31 follows:

                                                                            1996           1995          1994
-----------------------------------------------------------------------------------------------------------------
Current .............................................................   $ 3,508,000    $ 3,908,000    $ 1,855,000
Deferred ............................................................      (230,000)    (1,208,000)       474,000
                                                                        -----------------------------------------
  Federal income tax expense ........................................   $ 3,278,000    $ 2,700,000    $ 2,329,000
                                                                        =========================================

    A reconciliation of federal income tax expense to the amount computed by applying the statutory federal income tax rate of 34% to income before federal income tax for the years ended December 31 follows:

                                                                            1996           1995          1994
-----------------------------------------------------------------------------------------------------------------
Statutory rate applied to income before federal income tax ..........   $ 3,784,000    $ 3,233,000    $ 2,842,000
Tax-exempt interest income ..........................................      (698,000)      (587,000)      (586,000)
Amortization of goodwill ............................................       150,000         54,000         58,000
Other, net ..........................................................        42,000                        15,000
                                                                        -----------------------------------------
  Federal income tax expense ........................................   $ 3,278,000    $ 2,700,000    $ 2,329,000
                                                                        =========================================

    The deferred federal income tax benefit of $230,000 in 1996, $1,208,000 in 1995 and expense of $474,000 in 1994, resulted from the tax effect of temporary differences. There was no impact for changes in tax laws and rates or changes in the valuation allowance for deferred tax assets.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 follow:

                                                                                           1996           1995
-----------------------------------------------------------------------------------------------------------------
Deferred tax assets
  Allowance for loan losses .......................................................     $1,534,000    $   961,000
  Deferred compensation ...........................................................        691,000        598,000
  Purchase discounts ..............................................................        427,000
  Deferred loan fees ..............................................................        316,000        486,000
  Deferred credit life premiums ...................................................        145,000        145,000
  Other ...........................................................................        836,000        555,000
                                                                                        -------------------------
    Gross deferred tax assets .....................................................      3,949,000      2,745,000
                                                                                        -------------------------
Deferred tax liabilities
  Unrealized gain on securities available for sale ................................        531,000        368,000
  Fixed assets ....................................................................        483,000
  Purchase premiums ...............................................................                       134,000
                                                                                        -------------------------
    Gross deferred tax liabilities ................................................      1,014,000        502,000
                                                                                        -------------------------
       Net deferred tax assets ....................................................     $2,935,000    $ 2,243,000
                                                                                        =========================

    The Company's aggregate income subject to federal income tax for the three years ended December 31, 1996, totaled approximately $26,500,000. Consequently, Management believes that at December 31, 1996, it is more likely than not that the benefit of the gross deferred tax assets of $3,949,000 will be realized and no valuation allowance is deemed necessary as of December 31, 1996.

NOTE 11 -- EMPLOYEE BENEFIT PLANS

    The Company maintains stock option plans for certain employees of the Company and the Banks and for non-employee directors of the Company. An aggregate of 137,813 shares of common stock has been authorized for issuance under the plans. Options granted under these plans are exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire five years after the date of grant.

    On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS #123"). SFAS #123 encourages companies to adopt a fair value method of accounting for stock compensation plans. Companies that do not adopt a fair value method are required to make pro-forma disclosures of net income and earnings per share as if they had adopted the fair value accounting method. The Company has elected the pro-forma disclosure method.

    The per share weighted average fair value of stock options granted in 1996 and 1995 was obtained using the Black Scholes options pricing model. A summary of the assumptions used and values obtained follows:

                                                                                          1996            1995
----------------------------------------------------------------------------------------------------------------
Expected dividend yield .............................................................       3.64%          3.84%
Risk free interest rate .............................................................       6.53           6.78
Expected life .......................................................................    5 YEARS        5 years
Expected volatility .................................................................     .16262         .15593

Per share weighted average fair value ...............................................      $4.65          $3.85

    The Company applies APB Opinion No. 25 in accounting for its plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. The following table summarizes the impact on the Company's net income had compensation cost included the fair value of options at the grant date:

                                                                                           1996            1995
-----------------------------------------------------------------------------------------------------------------
Net income
  As reported .....................................................................     $7,852,000     $6,810,000
  Pro-forma .......................................................................      7,762,000      6,743,000
Net income per share
  As reported .....................................................................           2.72           2.38
  Pro-forma .......................................................................           2.69           2.36

    A summary of outstanding stock option grants and transactions follows:

                                                                                           NUMBER       AVERAGE
                                                                                             OF         EXERCISE
                                                                                           SHARES        PRICE
---------------------------------------------------------------------------------------------------------------
Outstanding at December 31, 1993  ......................................................    42,997       $16.18
  Granted ..............................................................................    23,153        18.14
  Exercised ............................................................................    (1,103)       14.29
                                                                                           --------------------
Outstanding at December 31, 1994 .......................................................    65,047        16.91
  Granted ..............................................................................    26,460        22.57
  Exercised ............................................................................    (8,435)       16.23
  Forfeited ............................................................................    (1,103)       22.22
                                                                                           --------------------
Outstanding at December 31, 1995 .......................................................    81,969        18.73
  Granted ..............................................................................    29,348        27.21
  Exercised ............................................................................    (3,308)       17.99
  Forfeited ............................................................................    (1,102)       27.14
                                                                                           --------------------
Outstanding at December 31, 1996 .......................................................   106,907       $21.00
                                                                                           ====================

    At December 31, 1996, the range of exercise prices of outstanding options was $13.15 to $27.38.

    The Company has a 401(k) and an employee stock ownership plan covering substantially all full-time employees of the Company and the Banks. The
Company matches employee contributions to the 401(k) up to a maximum of 3% of participating employees' eligible wages. Contributions to the employee stock ownership plan are determined annually and require approval of the Company's Board of Directors. For the years ended December 31, 1996, 1995 and 1994, $850,000, $704,000 and $365,000 respectively, was expensed for these retirement plans.

    Officers of the Company and the Banks participate in various performance-based compensation plans. The Incentive Share Grant Plan provides that the Board of Directors, at its sole discretion, may award restricted shares of common stock to the participants in the Management Incentive Compensation Plan in lieu of cash bonuses. The market value of such incentive shares at the date of grant must equal twice the amount of the cash incentive otherwise payable. Shares of common stock issued pursuant to the Incentive Share Grant Plan vest over four years. For the years ended December 31, 1996, 1995 and 1994, amounts expensed for all incentive plans totaled $1,026,000, $876,000, and $633,000, respectively.

    The Company also provides certain health care and life insurance programs to substantially all full-time employees. These insurance programs are available to retired employees at their expense.

NOTE 12 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In the normal course of business, the Banks enter into financial instruments with off-balance sheet risk to meet the financing needs of customers or to reduce exposure to fluctuations in interest rates. These financial instruments may include commitments to extend credit, standby letters of credit and interest rate swaps. There were no interest rate swaps in 1996, 1995 and 1994. Financial instruments involve varying degrees of credit and interest rate risk in excess of amounts reflected in the consolidated balance sheets. Exposure to credit risk in the event of non-performance by the counterparties to the financial instruments for loan commitments to extend credit and letters of credit is represented by the contractual amounts of those instruments. Management does not, however, anticipate material losses as a result of these financial instruments.

    A summary of financial instruments with off-balance sheet risk at December 31 follows:

                                                                                         1996            1995
-----------------------------------------------------------------------------------------------------------------
Financial instruments whose risk is represented by contract amounts
  Commitments to extend credit ......................................................    $58,827,000    $50,821,000
  Standby letters of credit .........................................................      2,182,000      2,427,000

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and generally require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the commitment amounts do not represent future cash requirements. Commitments are issued subject to similar underwriting standards, including collateral requirements, as are generally involved in the extension of credit facilities.

    Standby letters of credit are written conditional commitments issued to guarantee the performance of a customer to a third party, primarily public and private borrowing arrangements. Standby letters of credit generally extend for periods of less than one year. The credit risk involved in such transactions is essentially the same as that involved in extending loan facilities and, accordingly, standby letters of credit are issued subject to similar underwriting standards, including collateral requirements, as are generally involved in the extension of credit facilities.

NOTE 13 -- RELATED PARTY TRANSACTIONS

    Certain directors and executive officers of the Company and the Banks, including companies in which they are officers or have significant ownership, were loan customers of the Banks during 1996 and 1995.

    A summary of loans to directors and executive officers whose borrowing relationship exceeds $60,000, and to entities in which they own a 10% or more voting interest for the years ended December 31 follows:

                                                                                            1996           1995
-------------------------------------------------------------------------------------------------------------------
Balance at beginning of period  ....................................................    $  4,687,000   $  5,322,000
  New loans and advances ...........................................................       3,413,000      3,265,000
  Repayments .......................................................................      (4,156,000)    (3,900,000)
                                                                                        ---------------------------
Balance at end of period ...........................................................    $  3,944,000   $  4,687,000
                                                                                        ===========================


NOTE 14 -- OTHER OPERATING EXPENSES

    Other operating expenses for the years ended December 31 follow:

                                                                            1996           1995          1994
-----------------------------------------------------------------------------------------------------------------
Computer processing ...............................................      $1,063,000    $   818,000    $   786,000
Communications ....................................................       1,007,000        791,000        728,000
Advertising .......................................................         827,000        344,000        286,000
Supplies ..........................................................         804,000        561,000        498,000
Loan and collection ...............................................         663,000      1,030,000        626,000
State taxes .......................................................         638,000        537,000        496,000
Intangible amortization ...........................................         583,000        273,000        278,000
Legal and professional ............................................         339,000        307,000        406,000
Deposit insurance .................................................          92,000        499,000        966,000
Other .............................................................       2,254,000      1,486,000      1,231,000
                                                                        -----------------------------------------
  Total ...........................................................     $ 8,270,000    $ 6,646,000    $ 6,301,000
                                                                        =========================================

NOTE 15 -- REGULATORY MATTERS

    Capital guidelines adopted by Federal and State regulatory agencies and restrictions imposed by law limit the amount of cash dividends the Banks can pay to the Company. At December 31, 1996, using the most restrictive of these conditions for each Bank, the aggregate cash dividends that the Banks can pay the Company without prior approval is approximately $27,910,000. It is not the intent of Management to have dividends paid in amounts which would reduce the capital of the Banks to levels below those which are considered prudent by management and in accordance with guidelines of regulatory authorities.

    The Company and the Banks are also subject to various regulatory capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly discretionary, actions by regulators that could have a material effect on the Company's financial statements. Under capital adequacy guidelines the Company and the Banks must meet specific capital requirements that involve quantitative measures as well as qualitative judgments by the regulators. Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets. Actual capital amounts and ratios for the Company and the Banks at December 31 follow:

                                                                               MINIMUM RATIOS        MINIMUM RATIOS FOR
                                                                               FOR ADEQUATELY          WELL-CAPITALIZED
                                                         ACTUAL           CAPITALIZED INSTITUTIONS       INSTITUTIONS
----------------------------------------------------------------------------------------------------------------------------
                                                   AMOUNT       RATIO         AMOUNT      RATIO         AMOUNT      RATIO
----------------------------------------------------------------------------------------------------------------------------
1996

  Total capital (to risk-weighted assets)
    Consolidated ...........................     $ 57,094,000   10.26%     $ 44,502,000    8.00%     $ 55,628,000   10.00%
    Independent Bank .......................       24,935,000   11.84        16,847,000    8.00        21,059,000   10.00
    Independent Bank West Michigan .........       15,492,000   11.68        10,607,000    8.00        13,259,000   10.00
    Independent Bank South Michigan ........       10,431,000   11.73         7,115,000    8.00         8,894,000   10.00
    Independent Bank East Michigan  ........       15,567,000   12.38        10,058,000    8.00        12,573,000   10.00

  Tier 1 capital (to risk-weighted assets)
    Consolidated ...........................     $ 50,140,000    9.01%     $ 22,251,000    4.00%     $ 33,377,000    6.00%
    Independent Bank .......................       22,310,000   10.59         8,424,000    4.00        12,635,000    6.00
    Independent Bank West Michigan .........       13,833,000   10.43         5,303,000    4.00         7,955,000    6.00
    Independent Bank South Michigan ........        9,318,000   10.48         3,563,000    4.00         5,336,000    6.00
    Independent Bank East Michigan .........       14,248,000   11.33         5,029,000    4.00         7,544,000    6.00

  Tier 1 capital (to average assets)
    Consolidated ...........................     $ 50,140,000    6.31%     $ 31,774,000    4.00%     $ 39,718,000    5.00%
    Independent Bank .......................       22,310,000    6.71        13,294,000    4.00        16,617,000    5.00
    Independent Bank West Michigan .........       13,833,000    6.83         8,098,000    4.00        10,122,000    5.00
    Independent Bank South Michigan ........        9,318,000    7.07         5,274,000    4.00         6,593,000    5.00
    Independent Bank East Michigan .........       14,248,000   10.42         5,472,000    4.00         6,840,000    5.00

1995

  Total capital (to risk-weighted assets)
    Consolidated ...........................     $ 49,227,000   12.75%     $ 31,124,000    8.00%     $ 38,906,000   10.00%
    Independent Bank .......................       13,296,000   10.58        10,061,000    8.00        12,577,000   10.00
    Independent Bank West Michigan .........       13,228,000   11.81         9,032,000    8.00        11,289,000   10.00
    Independent Bank South Michigan ........        9,466,000   12.25         6,203,000    8.00         7,753,000   10.00
    Independent Bank East Michigan .........        8,539,000   12.51         5,551,000    8.00         6,939,000   10.00

  Tier 1 capital (to risk-weighted assets)
    Consolidated ...........................     $ 44,364,000   11.49%     $ 15,562,000    4.00%     $ 23,343,000    6.00%
    Independent Bank .......................       11,976,000    9.53         5,031,000    4.00         7,546,000    6.00
    Independent Bank West Michigan .........       11,817,000   10.55         4,516,000    4.00         6,774,000    6.00
    Independent Bank South Michigan ........        8,497,000   11.00         3,101,000    4.00         4,652,000    6.00
    Independent Bank East Michigan .........        7,672,000   11.24         2,776,000    4.00         4,163,000    6.00

  Tier 1 capital (to average assets)
    Consolidated ...........................     $ 44,364,000    7.52%     $ 23,598,000    4.00%     $ 29,497,000    5.00%
    Independent Bank .......................       11,976,000    6.86         6,983,000    4.00         8,729,000    5.00
    Independent Bank West Michigan .........       11,817,000    6.52         7,250,000    4.00         9,062,000    5.00
    Independent Bank South Michigan ........        8,497,000    6.68         5,088,000    4.00         6,360,000    5.00
    Independent Bank East Michigan .........        7,672,000    7.37         4,164,000    4.00         5,205,000    5.00


NOTE 16 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. Many of the Company's financial instruments lack an available trading market. Further, it is the Company's general practice and intent to hold the majority of its financial instruments to maturity. Significant estimates and assumptions were used to determine the fair value of financial instruments. These estimates are subjective in nature, involving uncertainties and matters of judgment, and therefore, fair values cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Estimated fair values have been determined using available data and an estimation methodology that is considered suitable for each category of financial instrument. For assets and liabilities with floating interest rates which reprice frequently and without significant credit risk, it is presumed that estimated fair values approximate the recorded book balances.

    Financial instrument assets actively traded in a secondary market, such as securities, have been valued using quoted market prices while recorded book balances have been used for cash and due from banks and federal funds sold.

    The fair value of loans is calculated by discounting estimated future cash flows using estimated market discount rates that reflect credit and interest rate risk inherent in the loans.

    Financial instruments with a stated maturity, such as certificates of deposit, have been valued based on the discounted value of contractual cash flows using a discount rate approximating current market rates for liabilities with a similar maturity.

    Financial instrument liabilities without a stated maturity, such as demand deposits, savings, NOW and money market accounts, have a fair value equal to the amount payable on demand.

    The estimated fair values and recorded book balances at December 31 follow:

                                                                   1996                             1995
                                                       ESTIMATED         RECORDED        ESTIMATED         RECORDED
                                                          FAIR             BOOK             FAIR             BOOK
                                                         VALUE           BALANCE           VALUE           BALANCE
-------------------------------------------------------------------------------------------------------------------
                                                                             (in thousands)
ASSETS
  Cash and due from banks .......................      $  40,600        $  40,600        $  17,200        $  17,200
  Federal funds sold  ...........................         10,000           10,000
  Securities available for sale .................        136,900          136,900           87,600           87,600
  Securities held to maturity ...................         27,600           26,800           29,000           27,900
  Net loans and loans held for sale .............        618,000          614,300          432,000          428,800

LIABILITIES
  Deposits with no stated maturity ..............      $ 412,300        $ 412,300        $ 261,500        $ 261,500
  Deposits with stated maturity .................        262,000          260,200          150,300          150,100
  Other borrowings ..............................        136,600          137,000          124,400          124,300

    The fair values for commitments to extend credit and standby letters of credit are estimated to approximate their aggregate book balance.

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale the entire holdings of a particular financial instrument.

    Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business, the value of future earnings attributable to off-balance sheet activities and the value of assets and liabilities that are not considered financial instruments.

    Fair value estimates for deposit accounts do not include the value of the substantial core deposit intangible asset resulting from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

NOTE 17 -- INDEPENDENT BANK CORPORATION (PARENT COMPANY ONLY)

FINANCIAL INFORMATION

    Presented below are condensed financial statements for the parent company.

CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                                                             DECEMBER 31,
                                                                                         1996             1995
-----------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and due from banks ...................................................         $  2,974,000   $  2,761,000
  Investment in subsidiaries ................................................           81,057,000     44,212,000
  Other assets ..............................................................            2,116,000      1,713,000
                                                                                      ---------------------------
      Total Assets ..........................................................         $ 86,147,000   $ 48,686,000
                                                                                      ===========================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable .............................................................         $ 14,000,000
  Subordinated debentures ...................................................           17,783,000
  Other liabilities .........................................................            2,528,000   $  1,661,000
  Shareholders' equity ......................................................           51,836,000     47,025,000
                                                                                      ---------------------------
      Total Liabilities and Shareholders' Equity ............................         $ 86,147,000   $ 48,686,000
                                                                                      ===========================


CONDENSED STATEMENTS OF OPERATIONS

                                                                                 YEAR ENDED DECEMBER 31,
                                                                            1996           1995           1994
-----------------------------------------------------------------------------------------------------------------
OPERATING INCOME
  Dividends from subsidiaries ...................................        $4,425,000     $4,500,000     $5,560,000
  Management fees from subsidiaries and other income ............         5,073,000      4,248,000      4,028,000
                                                                         ----------------------------------------
    Total Operating Income ......................................         9,498,000      8,748,000      9,588,000
                                                                         ----------------------------------------
OPERATING EXPENSES
  Interest expense ..............................................           546,000                       120,000
  Administrative and other expenses .............................         6,348,000      5,226,000      4,849,000
                                                                         ----------------------------------------
    Total Operating Expenses ....................................         6,894,000      5,226,000      4,969,000
                                                                         ----------------------------------------
    Income Before Federal Income Tax and Undistributed Net Income
      of Subsidiaries  ..........................................         2,604,000      3,522,000      4,619,000
Federal income tax credit .......................................           568,000        320,000        310,000
                                                                         ----------------------------------------
    Income Before Equity in Undistributed Net Income of
      Subsidiaries ..............................................         3,172,000      3,842,000      4,929,000
Equity in undistributed net income of subsidiaries ..............         4,680,000      2,968,000      1,102,000
                                                                         ----------------------------------------
      Net Income ................................................        $7,852,000     $6,810,000     $6,031,000
                                                                         ========================================

CONDENSED STATEMENTS OF CASH FLOWS

                                                                                     YEAR ENDED DECEMBER 31,
                                                                             1996             1995              1994
-----------------------------------------------------------------------------------------------------------------------
Net Income ........................................................     $  7,852,000      $ 6,810,000      $  6,031,000
                                                                        -----------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME
TO NET CASH FROM OPERATING ACTIVITIES
  Depreciation, amortization of intangible assets and premiums,
    and accretion of discounts on securities and loans ............          336,000          297,000           286,000
  (Increase) decrease in other assets .............................          426,000         (604,000)          547,000
  Increase in other liabilities ...................................          688,000          599,000           298,000
  Equity in undistributed net income of subsidiaries ..............       (4,680,000)      (2,968,000)       (1,102,000)
                                                                        -----------------------------------------------
    Total Adjustments .............................................       (3,230,000)      (2,676,000)           29,000
                                                                        -----------------------------------------------
    Net Cash from Operating Activities ............................        4,622,000        4,134,000         6,060,000
                                                                        -----------------------------------------------
CASH FLOW FROM INVESTING ACTIVITIES
  Purchase of securities available for sale .......................          (23,000)                          (241,000)
  Capital expenditures ............................................       (1,110,000)        (127,000)         (142,000)
  Investment in subsidiaries ......................................      (31,352,000)
  Proceeds from sale of property and equipment ....................                            36,000
                                                                        -----------------------------------------------
    Net Cash from Investing Activities ............................      (32,485,000)         (91,000)         (383,000)
                                                                        -----------------------------------------------
CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from issuance of short-term borrowings .................        5,000,000
  Proceeds from issuance of long-term debt ........................       10,000,000
  Proceeds from issuance of subordinated debentures ...............       16,753,000
  Repayment of long-term debt .....................................       (1,000,000)                        (2,750,000)
  Dividends paid ..................................................       (2,736,000)      (2,392,000)       (1,926,000)
  Proceeds from issuance of common stock ..........................           59,000          138,000            16,000
  Repurchase of common stock ......................................                          (893,000)         (924,000)
                                                                        -----------------------------------------------
    Net Cash from Financing Activities ............................       28,076,000       (3,147,000)       (5,584,000)
                                                                        -----------------------------------------------
    Net Increase in Cash and Cash Equivalents .....................          213,000          896,000            93,000
Cash and Cash Equivalents at Beginning of Period ..................        2,761,000        1,865,000         1,772,000
                                                                        -----------------------------------------------
      Cash and Cash Equivalents at End of Period ..................     $  2,974,000      $ 2,761,000      $  1,865,000
                                                                        ===============================================

QUARTERLY SUMMARY

                                               REPORTED SALE PRICES OF COMMON SHARES              CASH DIVIDENDS
                                                1996                           1995                  DECLARED
                                     ---------------------------------------------------------------------------
                                      HIGH      LOW     CLOSE         HIGH     LOW     CLOSE       1996   1995
----------------------------------------------------------------------------------------------------------------
First quarter ...................    $27.00    $24.75   $26.75       $22.50   $21.50   $22.50      $.25   $.22
Second quarter ..................     28.00     26.00    27.00        24.00    21.75    23.75       .25    .22
Third quarter ...................     29.00     27.00    27.75        27.50    23.00    26.25       .25    .22
Fourth quarter ..................     35.25     28.00    34.00        27.00    25.25    25.50       .26    .23

    The Company has approximately 1,900 holders of record of its common stock. The common stock trades on the Nasdaq stock market under the symbol "IBCP". The prices shown above are supplied by Nasdaq and reflect the inter-dealer prices and may not include retail markups, markdowns or commissions. There may have been transactions or quotations at higher or lower prices of which the Company is not aware.

    In addition to the provisions of the Michigan Business Corporations Act, the Company's ability to pay dividends is limited by its ability to obtain funds from the Banks and by regulatory capital guidelines applicable to the Company. (See note 15 to the Consolidated Financial Statements.)

QUARTERLY FINANCIAL DATA

A summary of selected quarterly results of operations for the years ended December 31 follows:

                                                                            THREE MONTHS ENDED
                                                             MARCH        JUNE         SEPTEMBER       DECEMBER
                                                              31,          30,            30,             31,
-----------------------------------------------------------------------------------------------------------------
1996
  Interest income .................................     $ 12,388,000   $13,909,000   $ 16,301,000    $ 16,887,000
  Net interest income .............................        7,371,000     8,401,000      9,278,000       9,622,000
  Provision for loan losses .......................          207,000       482,000        253,000         291,000
  Net income before income tax expense ............        2,681,000     2,801,000      2,803,000       2,845,000
  Net income ......................................        1,890,000     1,952,000      1,977,000       2,033,000

  Net income per common share .....................              .66           .67            .69             .70

1995
  Interest income .................................     $ 10,412,000   $11,181,000   $ 11,941,000    $ 12,448,000
  Net interest income .............................        6,523,000     6,942,000      7,188,000       7,429,000
  Provision for loan losses .......................          159,000       159,000        159,000         159,000
  Net income before income tax expense ............        2,161,000     2,266,000      2,508,000       2,575,000
  Net income ......................................        1,556,000     1,636,000      1,795,000       1,823,000

  Net income per common share .....................              .54           .57            .63             .64

                            SHAREHOLDER INFORMATION



HOW TO ORDER FORM 10-K

    Shareholders may obtain, without charge, a copy of Form 10-K, the 1996 Annual Report to the Securities and Exchange Commission, by writing to William
R. Kohls, Chief Financial Officer, Independent Bank Corporation, P.O. Box 491, Ionia, Michigan 48846.

PRESS RELEASES

    The Company's press releases, including earnings and dividend announcements, are available via facsimile by calling #800/758-5804 and entering 436425. Press releases are also available on the World Wide Web via PR Newswire's Company News On Call (http://www.prnewswire.com).

NOTICE OF ANNUAL MEETING

    The Company's Annual Meeting of Shareholders will be held at 3:00 p.m. on April 15, 1997, in the Ionia Theater located at 205 West Main Street, Ionia, Michigan, 48846.

TRANSFER AGENT AND REGISTRAR

    State Street Bank & Trust Company, (P.O. Box 8200, Boston, Massachusetts 02266-8200, 800/426-5523) serves as transfer agent and registrar of the Company's common stock.

DIVIDEND REINVESTMENT

    The Company maintains an Automatic Dividend Reinvestment and Stock Purchase Plan which provides an opportunity for shareholders of record to reinvest cash dividends into the Company's common stock. Optional cash purchases are also permitted. A prospectus is available by writing to the Company's Chief Financial Officer.

MARKET MAKERS

Registered market makers at December 31, 1996 follow:

  Chicago Capital, Inc.               Howe, Barnes Investments, Inc.
  The Chicago Corporation             Robert W. Baird & Co., Inc.
  First of Michigan Corporation       Roney & Company
  Herzog, Heine, Geduld, Inc.         Stifel Nicolaus & Co.

                       EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

  Charles C. Van Loan, President and Chief Executive Officer, Independent Bank
     Corporation
  Jeffrey A. Bratsburg, President and Chief Executive Officer, Independent Bank
     West Michigan
  Ronald L. Long, President and Chief Executive Officer, Independent Bank East
     Michigan
  Michael M. Magee, Jr., President and Chief Executive Officer, Independent
     Bank
  Edward B. Swanson, President and Chief Executive Officer, Independent Bank
     South Michigan
  William R. Kohls, Executive Vice President and Chief Financial Officer

DIRECTORS

  Keith E. Bazaire, President, Carter's Food Center, Inc., Retail Grocer,
     Charlotte
  Terry L. Haske, Partner, Ricker & Haske, C.P.A.s, P.C., Marlette
  Thomas F. Kohn, Chief Executive Officer, Belco Industries, Inc.,
     Manufacturer, Belding
  Robert J. Leppink, President, Leppink's Inc., Retail Grocer, Belding
  Charles A. Palmer, Professor of Law, Cooley Law School, Lansing
  Charles C. Van Loan, President and Chief Executive Officer, Independent Bank
     Corporation, Ionia
  Arch V. Wright, Jr., President, Charlevoix Development Company, Real Estate
     Development, Charlevoix


/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


       ---------------------------                     1. The election of two Directors for terms               With-     For All
            INDEPENDENT BANK                              expiring in 2000.                            For      hold       Except
              CORPORATION
       ---------------------------                                 ROBERT J. LEPPINK                   / /       / /        / /
                                                                   ARCH V. WRIGHT, JR.                 / /       / /        / /

                                                          NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.

    RECORD DATE SHARES:                                2. To make 100,000 shares of Common Stock       For     Against    Abstain
                                                          available under the Non-employee Director    / /       / /        / /
                                                          Stock Option Plan.

                                                       3. To make 125,000 shares of Common Stock       / /       / /        / /
                                                          available under the Employee Stock Option
                                                          Plan.

                                                       4. To make 100,000 shares of Common Stock       / /       / /        / /
                                                          available under the Incentive Share Grant
                                                          Plan.

                                                       5. To transact such other business that may properly come before the meeting or at any adjournment thereof.

Please be sure to sign and date this Proxy.     Date
                                                          Mark box at right if an address change or comment has been
                                                          noted on the reverse side of this card.                        / /

 Shareholder sign here           Co-owner sign here


DETACH CARD                                                                                                     DETACH CARD


                                                    INDEPENDENT BANK CORPORATION

        Dear Shareholder,

        Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to vote your shares.

        Mark the boxes on this proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your Proxy in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Shareholders to be held April 15, 1997.

        Thank you in advance for your prompt consideration of these matters.

        Sincerely,

        The Board of Directors
        INDEPENDENT BANK CORPORATION


                          INDEPENDENT BANK CORPORATION
                     230 WEST MAIN STREET, IONIA, MICHIGAN

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 15, 1997

The undersigned hereby appoints Charles A. Palmer and Charles C. Van Loan, and each of them, Proxies, with power of substitution, to vote all shares of common stock of Independent Bank Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Ionia Theater, located at 205 West Main Street, Ionia, Michigan 48846 on Tuesday, April 15, 1997, at 3:00 p.m. (local time), and at all adjournments thereof, as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AS DIRECTORS, AND "FOR" PROPOSALS 2, 3 AND 4.

                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

 Please sign this Proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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